As filed with the Securities and Exchange Commission on March 13, 2015

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TerraForm Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4911	46-4780940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

(240) 762-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sebastian Deschler, Esq.

Senior Vice President, General Counsel and Secretary

TerraForm Power, Inc.

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

(240) 762-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrea L. Nicolas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share	17,506,667	$34.15	$597,852,678	$69,470

(1)	The shares of common stock will be offered for resale by selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock on March 9, 2015, as reported on the NASDAQ Global Select Market.
(3)	A registration fee of $40,806 for the 11,666,667 Original Shares was previously paid in connection with the filing of the Original Registration Statement (File No. 333-200829) on December 10, 2014. Such registration fee is transferred and carried forward to this registration statement pursuant to Rule 457(p) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-1 carries forward an aggregate of 11,666,667 shares of Class A common stock, or the Original Shares, previously registered for issuance by us and offer and sale by certain selling stockholders pursuant to a registration statement on Form S-1 (Reg. No. 333-200829), which registration statement was originally filed on December 10, 2014 and was declared effective on January 8, 2015, or the Original Registration Statement, that have not yet been sold by the selling stockholders named therein. Pursuant to Rule 429 under the Securities Act, we are filing a combined prospectus in this registration statement which is both (i) a new registration statement with respect to the offer and sale of 5,840,000 shares of Class A common stock that may be offered by the selling stockholder named herein and (ii) a Post-Effective Amendment No. 1 to the Original Registration Statement with respect to the offer and sale of the Original Shares by the selling stockholders named therein.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated March 13, 2015

17,506,667 Shares

TerraForm Power, Inc.

Class A Common Stock

This prospectus relates to the resale of up to 17,506,667 shares of our Class A common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus.

The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of their shares of Class A common stock in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 36 of this prospectus for more information.

Our Class A common stock trades on the NASDAQ Global Select Market under the symbol “TERP.” The last reported trading price of shares of our Class A common stock on March 10, 2015 was $34.15.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

See “Risk Factors” beginning on page 7 and in our Annual Report on Form 10-K for the year ended December 31, 2014 to read factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Dated                     , 2015.

We have not and the selling stockholders have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where such offers and sales are permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context provides otherwise, references herein to “SunEdison” and “Sponsor” refer to SunEdison, Inc. together with, where applicable, its consolidated subsidiaries and “we,” “our,” “us,” “our company” and “TerraForm Power” refer to TerraForm Power, Inc., together with, where applicable, its consolidated subsidiaries.

i

Trademarks and Trade Names

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of SunEdison, Inc. and third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Industry and Market Data

This prospectus includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third party forecasts, management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus and our public filings with the Securities and Exchange Commission.

As used in this prospectus, all references to watts (e.g., Megawatts, Gigawatts, MW, GW, etc.) refer to measurements of direct current, or “DC,” with respect to solar generation assets, and measurements of alternating current, or “AC,” with respect to wind generation assets.

ii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus carefully, and the documents incorporated by reference herein, and should consider, among other things, the matters set forth under “Risk Factors,” and in our and our predecessor’s financial statements and related notes thereto.

About TerraForm Power, Inc.

We are a dividend growth-oriented company formed to own and operate contracted clean power generation assets acquired from SunEdison, Inc. and its consolidated subsidiaries, or “SunEdison,” and third parties. Our business objective is to acquire assets with high-quality contracted cash flows, primarily from owning solar and wind generation assets serving utility, commercial and residential customers. Over time, we intend to acquire other clean power generation assets, including natural gas and hydro-electricity facilities, as well as hybrid energy solutions that enable us to provide contracted power on a 24/7 basis. We believe the renewable power generation segment is growing more rapidly than other power generation segments due in part to the emergence in various energy markets of “grid parity,” which is the point at which renewable energy sources can generate electricity at a cost equal to or lower than prevailing electricity prices. We expect retail electricity prices to continue to rise due to the increasing cost of producing electricity from fossil fuels caused by required investments in generation facilities and transmission and distribution infrastructure and increasing regulatory costs, among other factors. Our current portfolio consists of solar and wind projects located in the United States, Canada, the United Kingdom, and Chile with an aggregate nameplate capacity of 1,507.3 MW as of February 20, 2015.

We were formed under the name SunEdison Yieldco, Inc. on January 15, 2014, as a wholly owned indirect subsidiary of SunEdison. The name change from SunEdison Yieldco, Inc. to TerraForm Power, Inc., or “TerraForm Power,” became effective on May 22, 2014. Following our initial public offering on July 23, 2014, or “IPO,” TerraForm Power became a holding company with its sole asset an equity interest in TerraForm Power LLC, or “Terra LLC.” TerraForm Power is the managing member of Terra LLC, and operates, controls and consolidates the business affairs of Terra LLC.

Corporate Information

Our principal executive offices are located at 7550 Wisconsin Avenue, 9th, Floor, Bethesda, Maryland 20814. Our telephone number is (240) 762-7700. Our internet site is www.terraform.com. Information contained on our internet site is not incorporated by reference into the prospectus and does not constitute part of this prospectus.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act.” Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the “Sarbanes-Oxley Act;”

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2019. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding financial statements and executive compensation in this prospectus and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107(b) of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period election under Section 107(b). Therefore we are electing to delay adoption of new or revised accounting standards, and as a result, we may choose to not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of such election, our financial statements may not be comparable to the financial statements of other public companies.

THE OFFERING

Shares of Class A common stock offered by the selling stockholders	17,506,667 shares of our Class A common stock.

Shares of Class A common stock outstanding prior to any resale	56,017,984 shares of our Class A common stock.

Shares of Class B common stock outstanding	62,726,654 shares of our Class B common stock, all of which are beneficially owned by our Sponsor.

Class A units and Class B units of Terra LLC outstanding prior to any resale	56,017,984 Class A units and 62,726,654 Class B units of Terra LLC.

Shares of Class B1 common stock and Class B1 units outstanding	5,840,000 shares of our Class B1 common stock and 5,840,000 Class B1 units of Terra LLC.

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of any shares of Class A common stock sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds.”

Voting rights and stock lock up	Each share of our Class A common stock and Class B1 common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

All of our Class B common stock is held by our Sponsor or its controlled affiliates. Each share of our Class B common stock entitles our Sponsor to 10 votes on matters presented to our stockholders generally. Our Sponsor, as the holder of our Class B common stock, retains control over a majority of the vote on all matters submitted to a vote of stockholders for the foreseeable future. Additionally, Terra LLC’s amended and restated operating agreement provides that our Sponsor (and its controlled affiliates) must continue to own a number of Class B units equal to 25% of the number of Class B units held by the Sponsor upon the IPO until the earlier of: (i) three years from the completion of our IPO or (ii) the date Terra LLC has made cash distributions in excess of the Third Target Distribution (as defined herein) for four quarters (which need not be consecutive). Any Class B units of Terra LLC transferred by our Sponsor (other than to its controlled affiliates) will be automatically exchanged (along with a corresponding number of shares of Class B common stock) into shares of our Class A common stock in connection with such transfer.

Holders of our Class A common stock, Class B common stock and Class B1 common stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law. See “Description of Capital Stock.”

Economic interest	Prior to any resale, subject to the right of holders of IDRs to receive a portion of distributions after certain thresholds are met, holders of our Class A common stock will own in the aggregate a 45.0% economic interest in our business through our ownership of Class A units of Terra LLC, our Sponsor will own a 50.3% economic interest in our business through its ownership of Class B units of Terra LLC and Riverstone (as defined below) will own a 4.7% economic interest in our business through its ownership of Class B1 units of Terra LLC.

Exchange and registration rights	Each Class B unit and each Class B1 unit of Terra LLC, together with a corresponding number of shares of Class B common stock or Class B1 common stock, as applicable, is exchangeable for a share of our Class A common stock at any time, subject to equitable adjustments for stock splits, stock dividends and reclassifications, in accordance with the terms of the exchange agreements we entered into with our Sponsor and Riverstone. Our Sponsor or Riverstone (or any other permitted holder) may exchange its Class B units or Class B1 units in Terra LLC, together with a corresponding number of shares of Class B common stock or shares of Class B1 common stock, as applicable, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications, in accordance with the terms of the exchange agreements. When a holder exchanges a Class B unit or Class B1 unit of Terra LLC for a share of our Class A common stock, (i) such holder will surrender such Class B unit or Class B1 unit, as applicable, and a corresponding share of our Class B common stock or Class B1 common stock, as applicable, to Terra LLC, (ii) we will issue and contribute a share of Class A common stock to Terra LLC for delivery of such share by Terra LLC to the exchanging holder, (iii) Terra LLC will issue a Class A unit to us, (iv) Terra LLC will cancel the Class B unit or Class B1 unit, as applicable, and we will cancel the corresponding share of our Class B common stock or Class B1 common stock, as applicable, and (v) Terra LLC will deliver the share of Class A common stock it receives to the exchanging holder. Riverstone is a selling stockholder and prior to any resale will exchange its Class B1 units for Class A common stock under the terms of the exchange agreement we entered into with Riverstone.

Pursuant to registration rights agreements that we entered into with our Sponsor and Riverstone, we agreed to file registration statements for the sale of the shares of our Class A common stock that are issuable upon exchange of Class B units or Class B1 units of Terra LLC upon request. The registration statement of which this prospectus forms a part includes such shares of our Class A common stock held by Riverstone.

In addition, pursuant to the registration rights agreement we entered into in connection with our Acquisition Private Placement, we have filed a registration statement for the sale of the shares of our Class A common stock that were sold thereby, of which this prospectus forms a part.

Cash dividends:

Class A common stock	Our ability to pay the regular quarterly dividend is subject to various restrictions and other factors. We expect to pay a quarterly dividend on or about the 75th day following the expiration of each fiscal quarter to holders of our Class A common stock of record on or about the 60th day following the last day of such fiscal quarter. On December 22, 2014, we declared a quarterly dividend of $0.27 per share on our outstanding Class A common stock that will be paid on March 16, 2015 to holders of record on March 2, 2015.

We believe, based on our financial forecast and related assumptions and our acquisition strategy, that we will generate sufficient cash available for distribution to support our Minimum Quarterly Distribution of $0.2257 per share of Class A common stock ($0.9028 per share on an annualized basis). However, we do not have a legal obligation to declare or pay dividends at such initial quarterly dividend level or at all.

Class B common stock	Holders of our Class B common stock do not have any right to receive cash dividends. See “Description of Capital Stock—Class B Common Stock—Dividend and Liquidation Rights.” However, holders of our Class B common stock also hold Class B units issued by Terra LLC. As a result of holding the Class B units, subject to certain limitations during the Subordination Period and the Distribution Forbearance Period, our Sponsor is entitled to share in distributions from Terra LLC to its unit holders (including distributions to us as the holder of the Class A units of Terra LLC).

Class B1 common stock	Holders of our Class B1 common do not have any right to receive cash dividends. See “Description of Capital Stock—Class B1 Common Stock—Dividend and Liquidation Rights.” However, holders of our Class B1 common stock also hold Class B1 units issued by Terra LLC. As a result of holding Class B1 units, such holders are entitled to share in distributions from Terra LLC to its unit holders (including distributions to us as the holder of the Class A units of Terra LLC) pro rata based on the number of units held.

FERC-related purchase restrictions

Except to the extent authorized by FERC pursuant to Section 203 of the Federal Power Act, or the “FPA,” a purchaser of Class A common stock will not be permitted to acquire (i) an amount of our Class A common stock that, after giving effect to such acquisition, would allow such purchaser together with its affiliates (as understood for purposes of FPA Section 203) to exercise 10% or more of the total voting power of the outstanding shares of our Class A common stock, Class B common stock and Class B1 common stock in the aggregate, or (ii) an amount of our Class A common stock as otherwise determined by our board of directors sufficient to allow such purchaser together with its affiliates to exercise control over our company.

Stock exchange listing	Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “TERP.”

Controlled company exemption	We are considered a “controlled company” for the purposes of the NASDAQ Global Select Market listing requirements. As a “controlled company,” we are not required to establish a compensation or nominating committee under the listing rules of the NASDAQ Global Select Market.

Certain Assumptions

The number of shares of our common stock and the number of units of Terra LLC to be outstanding prior to any resale, the combined voting power that identified stockholders will hold prior to any resale and the economic interest in our business that identified stockholders will hold prior to any resale are based on 56,017,984 shares of our Class A common stock, 62,726,654 shares of our Class B common stock, 5,840,000 shares of our Class B1 common stock, 56,017,984 Class A units of Terra LLC, 62,726,654 Class B units of Terra LLC and 5,840,000 Class B1 units of Terra LLC outstanding as of March 6, 2015 and excludes 3,710,047 shares of our Class A common stock reserved for future issuance under our 2014 Second Amended and Restated Long-Term Incentive Plan.

RISK FACTORS

An investment in our Class A common stock involve a high degree of risk. You should carefully consider the risks described below, together with the financial and other information contained in this prospectus and the documents incorporated by reference herein, before you decide to purchase shares of our Class A common stock. If any of the following risks actually occurs, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our Class A common stock could decline and you could lose all or part of your investment in our Class A common stock.

Risks Inherent in an Investment in TerraForm Power, Inc.

We may not be able to continue paying comparable or growing cash dividends to holders of our Class A common stock in the future.

The amount of our cash available for distribution principally depends upon the amount of cash we generate from our operations, Which will fluctuate from quarter based on, among other things:

•	our ability to integrate the First Wind assets and realize the anticipated benefits of the First Wind acquisition;

•	counterparties’ to our offtake agreements willingness and ability to fulfill their obligations under such agreements;

•	price fluctuations, termination provisions and buyout provisions related to our offtake agreements;

•	our ability to enter into contracts to sell power on acceptable terms as our offtake agreements expire;

•	delays or unexpected costs during the completion of construction of certain projects we intend to acquire;

•	our ability to successfully identify, evaluate and consummate acquisitions;

•	governments regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs and environmental laws;

•	operating and financial restrictions placed on us and our subsidiaries related to agreements governing our indebtedness and other agreements of certain of our subsidiaries and project-level subsidiaries generally and in our New Revolver;

•	our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	our ability to compete against traditional and renewable energy companies;

•	hazards customary to the power production industry and power generation operations such as unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenances or repairs, interconnection problems or other developments, environmental incidents, or electric transmission constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

•	our ability to expand into new business segments or new geographies; and

•	our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, manage risks related to international operations and generate earnings and cash flow from our asset-based businesses in relation to our debt and other obligations.

As a result of all these factors, we cannot guarantee that we will have sufficient cash generated from operations to pay a specific level of cash dividends to holders of our Class A common stock. Furthermore, holders of our Class A common stock should be aware that the amount of cash available for distribution depends primarily on our cash flow, and is not solely a function of profitability, which is affected by non-cash items. We may incur other expenses or liabilities during a period that could significantly reduce or eliminate our cash available for distribution and, in turn, impair our ability to pay dividends to holders of our Class A common stock during the period. Because we are a holding company, our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing project-level financing. Our project-level financing agreements prohibit distributions to us unless certain specific conditions are met, including the satisfaction of financial ratios. Our revolving credit facility also restricts our ability to declare and pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default.

To the extent we issue additional equity securities in connection with any acquisitions or growth capital expenditures, the payment of dividends on these additional equity securities may increase the risk that we will be unable to maintain or increase our per share dividend. There are no limitations in our amended and restated certificate of incorporation (other than a specified number of authorized shares) on our ability to issue equity securities, including securities ranking senior to our common stock. The incurrence of bank borrowings or other debt by TerraForm Power Operating, LLC, or “Terra Operating, LLC,” or by our project-level subsidiaries to finance our growth strategy will result in increased interest expense and the imposition of additional or more restrictive covenants which, in turn, may impact the cash distributions we distribute to holders of our Class A common stock.

Terra LLC’s cash available for distribution will likely fluctuate from quarter to quarter, in some cases significantly, due to seasonality. As result, we may cause Terra LLC to reduce the amount of cash it distributes to its members in a particular quarter to establish reserves to fund distributions to its members in future periods for which the cash distributions we would normally receive from Terra LLC would otherwise be insufficient to fund our quarterly dividend. If we fail to cause Terra LLC to establish sufficient reserves, we may not be able to maintain our quarterly dividend with respect to a quarter adversely affected by seasonality.

Finally, dividends to holders of our Class A common stock will be paid at the discretion of our board of directors. Our board of directors may decrease the level of or entirely discontinue payment of dividends.

We are a holding company and our only material asset is our interest in Terra LLC, and we are accordingly dependent upon distributions from Terra LLC and its subsidiaries to pay dividends and taxes and other expenses.

TerraForm Power is a holding company and has no material assets other than its ownership of membership interests in Terra LLC, a holding company that will have no material assets other than its interest in Terra Operating LLC, whose sole material assets are the solar generation facilities and wind power plants that comprise our portfolio and the projects that we subsequently acquire. TerraForm Power, Terra LLC and Terra Operating LLC have no independent means of generating revenue. We intend to cause Terra Operating LLC’s subsidiaries to make distributions to Terra Operating LLC and, in turn, make distributions to Terra LLC, and, Terra LLC, in turn, to make distributions to TerraForm Power in an amount sufficient to cover all applicable taxes payable and dividends, if any, declared by us. To the extent that we need funds to pay a quarterly cash dividend to holders of our Class A common stock or otherwise, and Terra Operating LLC or Terra LLC is restricted from making such distributions under applicable law or regulation or is otherwise unable to provide such funds (including as a result of Terra Operating LLC’s operating subsidiaries being unable to make distributions), it could materially adversely affect our liquidity and financial condition and limit our ability to pay dividends to holders of our Class A common stock.

Market interest rates may have an effect on the value of our Class A common stock.

One of the factors that influences the price of shares of our Class A common stock will be the effective dividend yield of such shares (i.e., the yield as a percentage of the then market price of our shares) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our Class A common stock to expect a higher dividend yield. If market interest rates increase and we are unable to increase our dividend in response, including due to an increase in borrowing costs, insufficient cash available for distribution or otherwise, investors may seek alternative investments with higher yield, which would result in selling pressure on, and a decrease in the market price of, our Class A common stock. As a result, the price of our Class A common stock may decrease as market interest rates increase.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete strategic acquisitions or effect combinations.

If we are deemed to be an investment company under the Investment Company Act of 1940, or the “Investment Company Act,” our business would be subject to applicable restrictions under the Investment Company Act, which could make it impractical for us to continue our business as contemplated.

We believe our company is not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business, and we intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the stock markets generally;

•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;

•	changes in our earnings or variations in operating results;

•	changes in regulatory policies or tax law;

•	operating performance of companies comparable to us; and

•	loss of funding sources.

We are a “controlled company,” controlled by our Sponsor, whose interest in our business may be different from ours or yours.

Each share of our Class B common stock entitles SunEdison or its controlled affiliates to 10 votes on matters presented to our stockholders generally. SunEdison owns all of our Class B common stock. Therefore, SunEdison will control a majority of the vote on all matters submitted to a vote of the stockholders, including the election of our directors, for the foreseeable future even if its ownership of our Class B common stock represents less than 50% of the outstanding Class A common stock, Class B common stock and Class B1 common stock on a combined basis. As a result, we are and will likely continue to be considered a “controlled company” for the purposes of the NASDAQ Global Select Market listing requirements. As a “controlled company,” we are permitted to opt out of the NASDAQ Global Select Market listing requirements that require (i) a majority of the members of our board of directors to be independent, (ii) that we establish a compensation committee and a nominating and governance committee, each comprised entirely of independent directors, and (iii) an annual performance evaluation of the nominating and governance and compensation committees. We rely on exceptions with respect to having a majority of independent directors, establishing a compensation committee or nominating committee and annual performance evaluations of such committees.

The NASDAQ Global Select Market listing requirements are intended to ensure that directors who meet the independence standard are free of any conflicting interest that could influence their actions as directors. It is possible that the interests of SunEdison may in some circumstances conflict with our interests and the interests of holders of our Class A common stock. Should SunEdison’s interests differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance rules for publicly-listed companies. Our status as a controlled company could make our Class A common stock less attractive to some investors or otherwise harm our stock price.

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of us, even if the acquisition would be beneficial to holders of our Class A common stock, and could make it more difficult to change management.

Provisions of our amended and restated certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that holders of our Class A common stock may consider favorable, including transactions in which such stockholders might otherwise receive a premium for their shares. This is because these provisions may prevent or frustrate attempts by stockholders to replace or remove members of our management. These provisions include:

•	a prohibition on stockholder action through written consent once SunEdison ceases to hold a majority of the combined voting power of our common stock;

•	a requirement that special meetings of stockholders be called upon a resolution approved by a majority of our directors then in office;

•	the right of SunEdison as the holder of our Class B common stock, to appoint up to two additional directors to our board of directors;

•	advance notice requirements for stockholder proposals and nominations; and

•	the authority of the board of directors to issue preferred stock with such terms as the board of directors may determine.

Section 203 of the Delaware General Corporation Law, or the “DGCL,” prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder (generally a person that together with its affiliates owns or within the last three years has owned 15% of voting stock), for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. As a result of these provisions in our charter documents and Delaware law, the price investors may be willing to pay in the future for shares of our Class A common stock may be limited.

Additionally, in order to ensure compliance with Section 203 of the FPA, our amended and restated certificate of incorporation prohibits any person from acquiring, without prior FERC authorization or the written consent of our board of directors, in purchases other than secondary market transactions (i) an amount of our

Class A or Class B1 common stock that, after giving effect to such acquisition, would allow such purchaser together with its affiliates (as understood for purposes of FPA Section 203) to exercise 10% or more of the total voting power of the outstanding shares of our Class A, Class B and Class B1 common stock in the aggregate, or (ii) an amount of our Class A common stock or Class B1 common stock as otherwise determined by our board of directors sufficient to allow such purchaser together with its affiliates to exercise control over our company. Any acquisition of our Class A common stock or Class B1 common stock in violation of this prohibition shall not be effective to transfer record, beneficial, legal or any other ownership of such common stock, and the transferee shall not be entitled to any rights as a stockholder with respect to such common stock (including, without limitation, the right to vote or to receive dividends with respect thereto). Any acquisition of 10% or greater voting power or a change of control with respect to us or any of our solar and wind generation project companies could require prior authorization from FERC under Section 203 the FPA. Furthermore, a “holding company” (as defined in PUHCA) and its “affiliates” (as defined in PUHCA) may be subject to restrictions on the acquisition of our Class A common stock or Class B1 common stock in secondary market transactions to which other acquirors are not subject. A purchaser of our securities which is a “holding company” or an “affiliate” or “associate company” of such a “holding company” (as defined in PUHCA) should seek their own legal counsel to determine whether a given purchase of our securities may require prior FERC approval.

Investors may experience dilution of their ownership interest due to the future issuance of additional shares of our Class A common stock.

We are in a capital intensive business, and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from further equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our Class A common stock offered hereby. Under our amended and restated certificate of incorporation, we are authorized to issue 850,000,000 shares of Class A common stock, 140,000,000 shares of Class B common stock, 260,000,000 shares of Class B1 common stock and 50,000,000 shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our Class A common stock. We may also issue additional shares of our Class A common stock or other securities that are convertible into or exercisable for our Class A common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the trading price of our Class A common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A common stock adversely, the stock price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Class A common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the stock price or trading volume of our Class A common stock to decline.

Future sales of our common stock by SunEdison, Riverstone or the Private Placement Purchasers may cause the price of our Class A common stock to fall.

The market price of our Class A common stock could decline as a result of sales of such shares (issuable to SunEdison or Riverstone upon the exchange of some or all of its Class B units of Class B1 units of Terra LLC) by SunEdison, the selling stockholders or other significant holders in the market, or the perception that these sales could occur.

The market price of our Class A common stock may also decline as a result of SunEdison disposing or transferring some or all of our outstanding Class B common stock, which disposals or transfers would reduce SunEdison’s ownership interest in, and voting control over, us. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. In addition, in connection with the First Wind acquisition, SunEdison issued $336.5 million of exchangeable notes that, pursuant to their terms, may be exchanged for shares of our Class A common stock that are issued in exchange for Class B units and Class B common stock currently held by SunEdison.

SunEdison, certain of its affiliates, Riverstone and holders of the exchangeable notes have certain registration rights and may assign such rights with respect to shares of our Class A common stock issued or issuable upon the exchange of Class B units or Class B1 units of Terra LLC. The presence of additional shares of our Class A common stock trading in the public market, including as a result of the exercise of registration rights, may have a material adverse effect on the market price of our securities.

SunEdison has pledged the shares of Class B common stock that it owns to its lenders under its credit facility. If the lenders foreclose on these shares, the market price of our shares of Class A common stock could be materially adversely affected.

SunEdison has pledged approximately 25% of the shares of Class B common stock that it owns to its lenders as security under its credit facility with Wells Fargo Bank, National Association, as administrative agent, Goldman Sachs Bank USA and Deutsche Bank Securities Inc., as joint lead arrangers and joint syndication agents, Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Macquarie Capital (USA) Inc., as joint bookrunners, and the lenders identified in the credit agreement. If SunEdison breaches certain covenants and obligations in its credit facility, an event of default could result and the lenders could exercise their right to accelerate all the debt under the credit facility and foreclose on the pledged shares (and a corresponding number of Class B units). Any future sale of the shares of Class A common stock received upon foreclosure of the pledged securities after the expiration of the lock-up periods could cause the market price of our Class A common stock to decline. In addition, SunEdison has pledged approximately 75% of the shares of Class B common stock, and a corresponding amount of the Class B Units of Terra LLC that it owns, as security for the margin loan agreement and exchangeable note it entered into in connection with the First Wind acquisition. If there is an event of default on the margin loan agreement or the exchangeable note, it may result in the sale of a significant number of shares of our Class A common stock, including during the 90-day lock-up period, which could cause the market price of our Class A common stock to decline. In addition, because SunEdison owns a majority of the combined voting power of our common stock, the occurrence of an event of default, foreclosure, and a subsequent sale of all, or substantially all, of the shares of Class A common stock received upon foreclosure of any pledged securities could result in a change of control, even when such change may not be in the best interest of our stockholders. SunEdison, through its wholly-owned subsidiary, SunEdison Holdings Corporation, owns 62,726,654 Class B units of Terra LLC, which are exchangeable (together with shares of our Class B common stock) for shares of our Class A common stock.

We incur increased costs as a result of being a publicly traded company.

As a public company, we incur additional legal, accounting and other expenses that have not been reflected in our predecessor’s historical financial statements. In addition, rules implemented by the SEC and the NASDAQ

Global Select Market have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly.

Our legal, accounting and other expenses relating to being a publicly traded company will be paid for by our Sponsor under the Management Services Agreement without a fee for 2014, and with the relevant service fees for 2015, 2016 and 2017 capped at $4.0 million, $7.0 million, and $9.0 million, respectively. The Management Services Agreement does not have a fixed term, but may be terminated by us in certain circumstances, including upon the earlier to occur of (i) the five-year anniversary of the date of the agreement and (ii) the end of any 12-month period ending on the last day of a calendar quarter during which we generated cash available for distribution in excess of $350 million. Following the termination of the Management Services Agreement we will be required to pay for these expenses directly.

Our failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as a public company could have a material adverse effect on our business and share price.

Prior to completion of our IPO on July 23, 2014, we had not operated as a public company and had not had to independently comply with Section 404(a) of the Sarbanes-Oxley Act. We are required to meet these standards in the course of preparing our financial statements as of and for the year ended December 31, 2015, and our management is required to report on the effectiveness of our internal control over financial reporting for such year. Additionally, once we are no longer an emerging growth company, as defined by the JOBS Act, our independent registered public accounting firm will be required pursuant to Section 404(b) of the Sarbanes-Oxley Act to attest to the effectiveness of our internal control over financial reporting on an annual basis. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. We are currently in the process of reviewing, documenting and testing our internal control over financial reporting, but we are not currently in compliance with, and we cannot be certain when we will be able to implement the requirements of Section 404(a). We may encounter problems or delays in implementing any changes necessary to make a favorable assessment of our internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation in connection with the attestation to be provided by our independent registered public accounting firm after we cease to be an emerging growth company. If we cannot favorably assess the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls after we cease to be an emerging growth company, investors could lose confidence in our financial information and the price of our Class A common stock could decline.

A material weakness is a deficiency, or combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance. The existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause shareholders to lose confidence in our reported financial information, all of which could materially and adversely affect our business and share price.

In 2012, First Wind identified a material weakness in its tax accounting processes. First Wind determined during the 2013 audit process that the material weakness in its tax accounting processes had not yet been remediated. Management has continued to implement the remediation plan it commenced during 2012 to address the material weakness. However, there can be no assurance as to when or whether we will remediate any remaining material weaknesses in First Wind’s internal control over financial reporting following the First Wind Acquisition.

We are an “emerging growth company” and have elected in this prospectus, and may elect in future SEC filings, to comply with reduced public company reporting requirements, which could make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined by the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various public company reporting requirements. These exemptions include, but are not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In this prospectus, we have elected to take advantage of certain of the reduced disclosure obligations regarding financial statements and executive compensation. In addition, Section 107(b) of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period election under Section 107(b). Therefore we are electing to delay adoption of new or revised accounting standards, and as a result, we may choose to not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of such election, our financial statements may not be comparable to the financial statements of other public companies.

We could be an emerging growth company for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2019. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to the end of such five-year period. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to holders of our Class A common stock may be different than you might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our Class A common stock less attractive as a result of our reliance on these exemptions. If some investors find our Class A common stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our Class A common stock and the price for our Class A common stock may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements, other than purely historical information, including estimates, projections, statements related to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based are forward-looking statements within the meaning of the federal securities laws including, without limitation, our expectation that our liquidity will be sufficient to fund our operations for the next twelve months. These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions, or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are listed below and further disclosed under the section entitled Risk Factors, and the documents incorporated by reference herein:

•	our ability to integrate the First Wind assets and realize the anticipated benefits of the First Wind Acquisition;

•	counterparties’ to our offtake agreements willingness and ability to fulfill their obligations under such agreements;

•	price fluctuations, termination provisions and buyout provisions related to our offtake agreements;

•	our ability to enter into contracts to sell power on acceptable terms as our offtake agreements expire;

•	delays or unexpected costs during the completion of construction of certain projects we intend to acquire;

•	our ability to successfully identify, evaluate and consummate acquisitions;

•	government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs and environmental laws;

•	operating and financial restrictions placed on us and our subsidiaries related to agreements governing our indebtedness and other agreements of certain of our subsidiaries and project-level subsidiaries generally and in our New Revolver;

•	our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	our ability to compete against traditional and renewable energy companies;

•	hazards customary to the power production industry and power generation operations such as unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, interconnection problems or other developments, environmental incidents, or electric transmission constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

•	our ability to expand into new business segments or new geographies; and

•	our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, manage risks related to international operations and generate earnings and cash flow from our asset-based businesses in relation to our debt and other obligations.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of Class A common stock by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of any shares of Class A common stock offered by them under this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A common stock covered by this prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of December 31, 2014.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” and our consolidated financial statements and related notes thereto incorporated by reference herein.

December 31, 2014
(in thousands, except share data)	Actual
(unaudited)
Cash and restricted cash(1)	$549,393

Long-term debt (including current portion):
Revolver	$—
Term Loan	573,500
Project-level debt	1,024,595

Total long-term debt (including current portion)	1,598,095
Redeemable non-controlling interests	24,338
Shareholders’ Equity:
Class A common stock, par value $0.01 per share, 850,000,000 shares authorized, 42,217,984 shares issued and outstanding	387
Class B common stock, par value $0.01 per share, 140,000,000 shares authorized, 64,526,654 shares issued and outstanding	645
Class B1 common stock, par value $0.01 per share, 260,000,000 shares authorized, 5,840,000 shares issued and outstanding	58
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, none issued and outstanding	—
Additional paid-in-capital	497,556
Accumulated Deficit	(25,617)
Accumulated Other Comprehensive Income (Loss)	(1,637)
Non-controlling interests	1,044,529

Total equity	1,515,921

Total capitalization	$3,138,354

(1)	Amount includes non-current restricted cash of $10.5 million.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 has been derived from the financial data of TerraForm Power, Inc. and gives pro forma effect to the acquisition of Mt. Signal. Mt. Signal’s results of operations for the period July 2, 2014 through December 31, 2014, and financial position as of December 31, 2014, are included in the consolidated statement of operations and consolidated balance sheet of TerraForm Power.

The pro forma adjustments we have made in respect of the acquisition of Mt. Signal are as follows:

•	adjustments to record acquired assets and assumed liabilities at their fair value;

•	adjustments to reflect depreciation and amortization of fair value adjustments for acquired property, plant and equipment, intangible assets, and debt assumed; and

•	adjustments to reflect operating activity.

The pro forma statement of operations was based on, and should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Consolidated Statement of Operations;

•	the consolidated financial statements of TerraForm Power. for the year ended December 31, 2014 and the notes related thereto, incorporated by reference in this prospectus; and

•	the consolidated financial statements of Mt. Signal for the six months ended June 30, 2014 and the notes thereto, included elsewhere in this prospectus.

The historical consolidated statement of operations has been adjusted in the pro forma statement of operations to give pro forma effect to events that are (i) directly attributable to the items described above, (ii) factually supportable and (iii) expected to have a continuing impact on the consolidated results.

As described in the accompanying notes, the Unaudited Consolidated Pro Forma Statement of Operations has been prepared using the acquisition method of accounting under existing GAAP. The purchase price will be allocated to the assets and liabilities acquired based upon their estimated fair values as of the date of completion of the acquisition of Mt. Signal. The allocation is dependent on certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a final definitive allocation. A final determination of the fair value of Mt. Signal’s assets and liabilities will be based on the actual net tangible and intangible assets of Mt. Signal that existed as of the date of completion of the acquisition of Mt. Signal. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the pro forma financial information presented below. Adjustments to these preliminary estimates are expected to occur and these adjustments could have a material impact on the accompanying pro forma statement of operations, although we do not expect the adjustments to have a material effect on the Company’s future results of operations.

The pro forma statement of operations is presented for informational purposes only. The pro forma statement of operations does not purport to represent what our results of operations would have been had the acquisition of Mt. Signal to which the pro forma adjustments relate actually occurred on the dates indicated, and it does not purport to project our results of operations for any future period.

The unaudited pro forma statement of operations should be read in conjunction with the sections entitled “Use of Proceeds,” and our historical consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except shares and per share data)	TerraForm Power, Inc.	Mt. Signal	Pro Forma Adjustments		TerraForm Power, Inc. Pro Forma
Operating revenues, net:
Energy	$91,144	$23,032	$—		$114,176
Incentives	33,621	—	—		33,621
Incentives—affiliate	1,099	—	—		1,099

Total operating revenues, net	125,864	23,032	—		148,896
Operating costs and expenses:
Cost of operations	10,544	4,783	—		15,327
Cost of operations—affiliate	7,903	—	—		7,903
General and administrative	20,984	714	—		21,698
General and administrative—affiliate	19,144	—	—		19,144
Acquisition and related costs	10,177	—	—		10,177
Acquisition and related costs—affiliate	5,049	—	—		5,049
Formation and offering related fees and expenses	3,570	—	—		3,570
Formation and offering related fees and expenses—affiliate	1,870	—	—		1,870
Depreciation, accretion and amortization	40,509	11,440	1,977	(1)	53,926

Total operating costs and expenses	119,750	16,937	1,977		138,664

Operating income	6,114	6,095	(1,977)		10,232
Other expense (income):
Interest expense, net	84,418	19,631	—		104,049
Gain on extinguishment of debt, net	(7,635)	—	—		(7,635)
Loss on foreign currency exchange, net	14,007	189	—		14,196
Other, net	438	—	—		438

Total other expenses, net	91,228	19,820	—		111,048

Loss before income tax benefit	(85,114)	(13,725)	(1,977)		(100,816)
Income tax benefit	(4,689)	—	—		(4,689)

Net loss	(80,425)	(13,725)	(1,977)		(96,127)
Less: Predecessor loss prior to initial public offering on July 23, 2014	(10,357)	(918)	(132)		(11,407)

Net loss subsequent to initial public offering	(70,068)	(12,807)	(1,845)		(84,720)
Less: Net loss attributable to non-controlling interest	(44,451)	(12,807)	(1,845	)(2)	(59,725)

Net loss attributable to TerraForm Power, Inc. Class A common stockholders	$(25,617)	$—	$—		$(25,617)

Pro Form weighted average shares outstanding(3)					29,602
Pro Forma basic and diluted loss per share(3)					(0.87)

Notes to the Unaudited Pro Forma Consolidated Statements of Operations

(1)	Depreciation and amortization—Represents a $668 decrease in depreciation expense and a $2,645 increase amortization of power purchase agreements (PPAs) and incentive arrangements resulting from fair value adjustments. The fair values of property, plant and equipment acquired were valued primarily using a cost approach and limited to what is economically supportable as indicated by an income approach. Under this approach, the fair value approximates the current cost of replacing an asset with another of equivalent economic utility adjusted for functional obsolescence and physical depreciation. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the acquisition is completed. The estimated useful life of the property, plant and equipment acquired ranges from 24 to 29 years. Approximately 1/25 of the change in fair value adjustments to property, plant and equipment would be recognized annually.

(2)	Non-controlling interests—Adjustment to allocate pro forma net loss to Mt. Signal’s non-controlling interest.

(3)	The proforma basic and diluted loss per share is calculated as follows:

(in thousands, except share and per share data)	Basic	Diluted
EPS Numerator:
Net loss attributable to Class A common stock	$(25,617)	$(25,617)
EPS Denominator:
Weighted-average shares outstanding	29,602	29,602

Loss per share	$(0.87)	$(0.87)

Note 1. Basis of Pro Forma Presentation

The pro forma statement of operations for the year ended December 31, 2014 gives effect to the acquisition of Mt. Signal as if it was completed on January 1, 2014.

The pro forma statement of operations has been derived from the historical financial statements of Terraform Power Inc. and Mt. Signal that are included elsewhere in this registration statement. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma statement of operations.

The pro forma statement of operations was prepared using the acquisition method of accounting under GAAP. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. Because acquisition accounting is dependent upon certain valuations and other studies that must be completed as of the acquisition date, there is not currently sufficient information for a definitive measurement. Therefore, the pro forma statement of operations is preliminary and has been prepared solely for the purpose of providing unaudited pro forma financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma statement of operations and the combined company’s future results of operations.

The acquisition of Mt. Signal is reflected in the pro forma statement of operations as being accounted for based on the accounting guidance for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma statement of operations. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements use estimates based on key assumptions of the acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein are likely to be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the acquisition is completed and the final amounts recorded for the acquisition may differ materially from the information presented in this pro forma statement of operations.

The pro forma statement of operations does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition of Mt. Signal.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma statement of operations, we have applied the accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Acquisitions

The initial accounting for the acquisition of Mt. Signal is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that any additional information is obtained about the facts and circumstances that existed as of the acquisition date.

Mt. Signal

On July 23, 2014, the Company acquired a controlling interest in Imperial Valley Solar 1 Holdings II, LLC, which owns a 265.8 MW utility-scale solar generation facility located in Mt. Signal, California (“Mt. Signal”). The Company acquired Mt. Signal from an indirect wholly owned subsidiary of Silver Ridge Power, LLC (“SRP”) in exchange for $291.7 million, net of acquired cash, for total consideration consisting of (i) 5,840,000

Class B1 units (and a corresponding number of shares Class B1 common stock) equal in value to $146.0 million and (ii) 5,840,000 Class B units (and a corresponding number of shares Class B common stock) equal in value to $146.0 million. Prior to the IPO, SRP was owned 50% by R/C US Solar Investment Partnership, L.P. (“Riverstone”) and 50% by SunEdison, who acquired all of The AES Corporation’s (“AES”) equity ownership interest in SRP on July 2, 2014. In connection with its acquisition of AES’s interest in SRP, SunEdison entered into a Master Transaction Agreement with Riverstone pursuant to which the parties agreed to sell Mt. Signal to the Company and to distribute the Class B units (and shares of Class B common stock) to SunEdison and the Class B1 units (and shares of Class B1 common stock) to Riverstone.

Note 3. Estimated Purchase Price and Preliminary Purchase Price Allocation

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Mt. Signal’s assets and liabilities at the acquisition date. The final allocation of the purchase price could differ materially from the preliminary allocation primarily because power market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the acquisition compared to the amounts assumed in the pro forma adjustments. The following is a summary of the preliminary purchase price allocation, net of acquired cash, for Mt. Signal:

(In thousands)	Mt. Signal
Property and equipment	$649,005
Accounts receivable	11,617
Restricted cash	22,165
Deferred income taxes	—
Other assets	12,621
Intangible assets	117,925

Total assets acquired	813,333

Long-term debt	413,464
Accounts payable, accrued expenses and other current liabilities	24,813
Asset retirement obligations	4,656
Deferred income taxes	—

Total liabilities assumed	442,933

Non-controlling interest	78,745

Purchase price, net of cash acquired	$291,655

SELLING STOCKHOLDERS

This prospectus covers the public resale of the shares of Class A common stock owned by the selling stockholders named below. Such selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Class A common stock owned by them. The selling stockholders, however, make no representations that the shares of Class A common stock will be offered for sale. The table below presents information regarding the selling stockholders and the shares of Class A common stock that each such selling stockholder may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of each selling stockholder;

•	the number of shares of Class A common stock beneficially owned by each selling stockholder prior to the sale of such shares covered by this prospectus;

•	the number of shares of Class A common stock that may be offered by each selling stockholder pursuant to this prospectus;

•	the number of shares of Class A common stock to be beneficially owned by each selling stockholder following the sale of any such shares covered by this prospectus; and

•	the percentage of our issued and outstanding common stock to be owned by each selling stockholder following the sale of any shares of Class A common stock covered by this prospectus based on shares of Class A common stock issued and outstanding as of March 6, 2015.

All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Class A common stock that they presently own. Unless otherwise indicated in the footnotes, shares in the table refer to shares of outstanding Class A common stock.

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned prior to Offering	Maximum Number of Shares of Class A Common Stock to be Offered	Shares of Class A Common Stock Beneficially Owned after Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
Tortoise Select Opportunity Fund(1)	25,000	25,000	0	*
Tortoise Power and Energy Infrastructure Fund, Inc.(2)	247,822	130,000	117,822	*
Baron Asset Fund(3)	860,314	333,334	526,980	1.2
Baron Focused Growth Fund(4)	108,333	83,333	25,000	*
Baron Opportunity Fund(5)	136,833	99,833	37,000	*
Kingdon Associates (6)	221,650	119,350	102,300	*
M. Kingdon Offshore Master Fund L.P. (6)	382,850	206,150	176,700	*
Kingdon Family Partnership, L.P. (6)	45,500	24,500	21,000	*
Kingdon Credit Master Fund L.P. (6)	160,000	150,000	10,000	*
Capital Ventures International(7)	100,000	100,000	0	*
Luminus Energy Partners Master Fund, Ltd.(8)	1,359,489	600,000	759,489	1.8
Glenview Capital Management, LLC(9)	1,666,667	1,666,667	0	*
Zimmer Partners, LP(10)	1,328,499	1,328,499	0	*
Samlyn Offshore Master Fund, Ltd.(11)	984,091	326,000	658,091	2.4
Samlyn Onshore Fund, LP(12)	525,340	174,000	351,340	*
Salient Capital Advisors, LLC(13)	585,453	193,700	391,753	*
Salient MLP & Energy Infrastructure Fund II(14)	776,122	239,633	536,489	1.3
Omega Advisors, Inc.(15)	1,333,334	1,333,334	0	*
Steadfast International Master Fund Ltd.(16)	2,226,059	910,500	1,315,559	3.1
American Steadfast, L.P.(17)	1,283,289	525,600	757,689	1.8
Steadfast Capital L.P.(18)	157,046	63,900	93,146	*
BlackRock, Inc.(19)	1,664,381	1,200,000	464,381	1.1
AT MLP Fund LLC(20)	529,602	500,000	29,602	*
Prudential Utility Fund d/b/a Prudential Jennison Utility Fund, a series of Prudential Sector Funds, Inc.(21)	1,333,334	1,333,334	0	*
R/C US Solar Investment Partnership, L.P. (Riverstone) (22)	5,840,000	5,840,000	0	*

*	Less than one percent.
(1)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(2)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(3)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(4)

The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(5)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(6)	Kingdon Capital Management, L.L.C., a Delaware limited liability company (“Kingdon Capital Management”), serves as investment manager to each of Kingdon Associates, a New York limited partnership, M. Kingdon Offshore Master Fund L.P., a Cayman Islands exempted limited partnership, Kingdon Family Partnership, L.P., a New York limited partnership, and Kingdon Credit Master Fund L.P., a Cayman Islands exempted limited partnership and other clients that hold Class A Common Stock. In such capacity, Kingdon Capital Management may be deemed to have voting and discretionary power over the Class A Common Stock held by each of these funds. Mark Kingdon is the managing member of Kingdon Capital Management.
(7)	The names of persons who have voting or investment control over the Class A common stock owned by Capital Ventures International are Heights Capital Management, Inc., authorized agent of Capital Ventures International, and its investment manager, Martin Kobinger. Mr. Kobinger disclaims any such beneficial ownership of the shares. Additionally, Capital Ventures International has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(8)	The names of the persons who have voting or investment control over the Class A common stock owned by Luminus Energy Partners Master Fund, Ltd. are Luminus Management, Ltd. and its director, Jonathan Barrett. Mr. Barrett disclaims any such beneficial ownership of the shares.
(9)	The total number of Class A common stock beneficially owned prior to the offering and being offered hereby includes: 49,280 shares held by Glenview Capital Partners, L.P.; 286,643 shares held by Glenview Institutional Partners, L.P.; 568,744 shares held by Glenview Capital Master Fund, Ltd.; 333,660 shares held by Glenview Capital Opportunity Fund, L.P.; and 428,340 shares held by Glenview Offshore Opportunity Master Fund Ltd. The Glenview entities have indicated that Glenview Capital Management, LLC exercises voting and investment power with respect to the shares. The Glenview entities have also indicated that Larry Robbins is the Chief Executive Officer of Glenview Capital Management, LLC. Each of Glenview Capital Management LLC and Larry Robbins disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest therein.
(10)	The total number of Class A common stock beneficially owned prior to the offering and being offered hereby includes: 187,100 shares held by P Zimmer Ltd.; 1,044,300 shares held by ZP Master Utility Fund, Ltd; and 97,099 shares held by ZP Energy Fund, L.P. The Zimmer entities have indicated that Zimmer Partners, LP, as investment manager, and Zimmer Partners GP, LLC, as general partner of Zimmer Partners, LP, exercise voting and investment power with respect to the shares. The Zimmer entities have also indicated that Stuart J. Zimmer is the managing member of Zimmer Partners GP, LLC. Mr. Zimmer disclaims any such beneficial ownership of the shares.
(11)	The names of persons who have voting or investment control over the Class A common stock owned by Samlyn Offshore Master Fund, Ltd. are Samlyn Capital, LLC, and its managing member, Robert Pohly. Mr. Pohly disclaims any such beneficial ownership of the shares.
(12)	The names of persons who have voting or investment control over the Class A common stock owned by Samlyn Onshore Fund, LP are Samlyn Partners, LLC, and its managing member, Robert Pohly. Mr. Pohly disclaims any such beneficial ownership of the shares.
(13)

The total number of Class A common stock beneficially owned prior to the offering includes: 489,501 shares held by Salient MLP Fund, L.P., of which 155,133 shares are offered hereby; and 95,952 shares held by Salient MLP TE Fund, L.P., of which 38,567 shares are offered hereby. The Salient entities have indicated that Salient Capital Advisors, LLC exercises voting and investment power with respect to the shares. The Salient entities have also indicated that Gregory A. Reid is the managing member of Salient Capital Advisors, LLC. Mr. Reid disclaims any such beneficial ownership of the shares. Additionally, the

Salient entities have indicated that they are an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares they had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(14)	The selling stockholder is a registered investment company under the Investment Company Act of 1940.
(15)	The total number of Class A common stock beneficially owned prior to the offering and being offered hereby includes: 107,000 shares held by Beta Equities, Inc.; 14,000 shares held by Barnabas Health, Inc.; 468,334 shares held by Omega Overseas Partners, Ltd.; 11,000 shares held by Permal LGC Ltd.; 29,000 shares held by VMT II, LLC; 168,000 shares held by Omega Capital Investors, L.P.; 365,000 shares held by Omega Capital Partners, L.P.; and 171,000 shares held by Omega Equity Investors, L.P. Omega Advisors, Inc., as the investment manager of the entities listed in the previous sentence, exercises voting and investment power with respect to the shares. Omega Capital Investors, L.P., Omega Capital Partners, L.P. and Omega Equity Investors, L.P., have also indicated that Omega Associates, LLC, as general partner, also exercises voting and investment power with respect to the shares held by each of them. Leon G. Cooperman is the managing member of Omega Associates, LLC and the president and sole shareholder of Omega Advisors, Inc. Mr. Cooperman disclaims any such beneficial ownership of the shares.
(16)	The names of persons who have voting or investment control over the Class A common stock owned by Steadfast International Master Fund Ltd. are Steadfast Capital Management LP, its investment manager, and Robert S. Pitts, the controlling principal of Steadfast Capital Management LP.
(17)	The names of persons who have voting or investment control over the Class A common stock owned by American Steadfast, L.P. are Steadfast Capital Management LP, its investment adviser, and Robert S. Pitts, the controlling principal of Steadfast Capital Management LP.
(18)	The names of persons who have voting or investment control over the Class A common stock owned by Steadfast Capital, L.P. are Steadfast Advisors LP, its general partner, and Robert S. Pitts, the controlling principal of Steadfast Advisors LP.
(19)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have the power to vote or dispose of the referenced securities. Of the 1,664,381 shares listed above, 930,968 shares are for the benefit of BlackRock Global Allocation Fund, Inc., of which 667,723 shares are offered hereby; 192,089 shares are for the benefit of BlackRock Global Allocation V.I. Fund of the BlackRock Variable Series Funds, Inc., of which 138,179 shares are offered hereby; 4,254 shares are for the benefit of BlackRock Global Allocation Portfolio of the BlackRock Series Fund, Inc., of which 3,051 shares are offered hereby; 16,563 shares are for the benefit of BlackRock Global Allocation Fund (Australia), of which 11,939 shares are offered hereby; 11,002 shares are for the benefit of MassMutual Select BlackRock Global Allocation Fund, of which 7,883 shares are offered hereby; 55,187 shares are for the benefit of JNL/BlackRock Global Allocation Fund of JNL Series Trust, of which 39,771 shares are offered hereby; 388,206 shares are for the benefit of BlackRock Global Funds – Global Allocation Fund, of which 284,073 shares are offered hereby; 24,476 shares are for the benefit of BlackRock Global Funds – Global Dynamic Equity Fund, of which 17,813 shares are offered hereby; 12,508 shares are for the benefit of AZL BlackRock Global Allocation Fund, a Series of Allianz Variable Insurance Products Trust, of which 9,032 shares are offered hereby; and 28,528 shares are for the benefit of BlackRock Global Allocation Collective Fund, of which 20,536 shares are offered hereby (collectively, the “BlackRock Funds”). On behalf of BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Institutional Trust Company, N.A., the Investment Manager, Adviser, Sub-Adviser and/or Trustee (as applicable) of the BlackRock Funds, Dennis Stattman, as a Managing Director of BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Institutional Trust Company, N.A., has voting and investment power over the shares held by the BlackRock Funds. Mr. Stattman expressly disclaims beneficial ownership of all shares held by the BlackRock Funds. Additionally, the BlackRock Funds have indicated that they are an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares they had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(20)

The names of persons who have voting or investment control over the Class A common stock owned by AT MLP FUND LLC are Atlantic Trust Company, N.A., and its portfolio managers, Paul McPheeters and Adam Karpf. Mr. McPheeters and Mr. Karpf disclaim any such beneficial ownership of the shares.

(21)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(22)	The Riverstone entities have indicated that Riverstone/Carlyle Renewable Energy Grant GP, L.L.C. is the general partner of the selling stockholder; however, its sole member, R/C Renewable Energy GP II, LLC, exercises investment discretion and control over the Class A common stock beneficially owned by the selling stockholder. R/C Renewable Energy GP II, LLC is managed by a seven person investment committee of Pierre F. Lapeyre, Jr., David M. Leuschen, Ralph C. Alexander, Michael B. Hoffman, Stephen B. Schaefer, Daniel A. D’Aniello and Edward J. Mathias. Each such member of the investment committee disclaims any such beneficial ownership of the shares. Prior to any sale, Riverstone will exchange the relevant amount of shares of Class B1 common stock and Class B1 units of Terra LLC for an equivalent amount of shares of our Class A common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and our amended and restated bylaws, as each will be in effect upon completion of the offering. The following description may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and our amended and restated bylaws, forms of which have been or will be filed with the SEC as exhibits to our registration statement of which this prospectus is a part.

Authorized Capitalization

Prior to any resale our authorized capital stock will consist of 850,000,000 shares of Class A common stock, par value $0.01 per share, of which 56,017,984 shares will be issued and outstanding, 140,000,000 shares of Class B common stock, par value $0.01 per share, of which 62,726,654 shares will be issued and outstanding, 260,000,000 shares of Class B1 common stock, par value $0.01 per share, of which 5,840,000 shares will be issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.01 per share, none of which will be issued and outstanding. In addition, (i) an aggregate of 3,710,047 shares of our Class A common stock have been reserved for future issuance under the 2014 Incentive Plan, and (ii) an aggregate of 68,566,654 shares of our Class A common stock have been reserved for issuance upon the exchange of Class B units and Class B1 units.

Class A Common Stock

Voting Rights

Each share of Class A common stock and Class B1 common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A common stock or Class B1 common stock, as applicable, are entitled to vote. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class A common stock and Class B1 common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common stock must be approved by a majority, on a combined basis, of the votes cast by holders of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends upon our Class A common stock may be declared by our board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Furthermore because we are a holding company, our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class B1 common stock to receive payment for the par value of their shares in connection with our liquidation.

Other Rights

Holders of our Class A common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “TERP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Class B Common Stock

Voting Rights

Each share of Class B common stock entitles the holder to ten votes on matters presented to our stockholders generally. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class B common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter representing a majority, on a combined basis of votes. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

Holders of our Class B common stock do not have any right to receive dividends other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with our liquidation.

Mandatory Redemption

Shares of Class B common stock are subject to redemption at a price per share equal to par value upon the exchange of Class B units of Terra LLC for shares of our Class A common stock. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.

Transfer Restrictions

Shares of Class B common stock may not be transferred, except to our Sponsor or to a controlled affiliate of our Sponsor so long as an equivalent number of Class B units are transferred to the same person.

Director Designation Rights

Our amended and restated certificate of incorporation provide that our Sponsor, as the holder of our Class B common stock, will be entitled to elect up to two directors to our board of directors. See “Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws—Meetings and Elections of Directors—Director Designation Rights.”

Class B1 Common Stock

Voting Rights

Each share of Class B1 common stock entitles the holder to one vote on matters presented to our stockholders generally. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class B1 common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common must be approved by a majority, on a combined basis, of votes by holders of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter representing a majority, on a combined basis of votes. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

Holders of our Class B1 common stock do not have any right to receive dividends other than dividends payable solely in shares of Class B1 common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B1 common stock in connection with our liquidation.

Mandatory Redemption

Shares of Class B1 common stock are subject to redemption at a price per share equal to par value upon the exchange of Class B1 units of Terra LLC for shares of our Class A common stock. Shares of Class B1 common stock so redeemed are automatically cancelled and are available to be reissued.

Transfer Restrictions

Shares of Class B1 common stock may not be transferred without our consent. Additionally, shares of Class B1 common stock may only be transferred if an equivalent number of Class B1 units, which generally may not be transferred without our consent, are transferred to the same transferee.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Global Select Market, which would apply so long as the shares of Class A common stock remain listed on the NASDAQ Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.

Corporate Opportunity

As permitted under the DGCL, in the event that either (i) our Sponsor or its affiliates or (ii) any (x) individual who is an officer or director of both us and our Sponsor or (y) individual who is a director of the Company and is otherwise an employee, officer or a director of a power generation business (a “Dual Role Person”) acquire knowledge of a potential transaction or matter which may present a specified corporate opportunity, neither us or our affiliates will have, to the fullest extent permitted by law, any expectancy in such opportunity. In addition, neither our Sponsor and its affiliates nor any Dual Role Person shall have a duty to communicate or offer to us, or refrain from engaging directly or indirectly in, such opportunity, and may pursue or acquire such opportunity for themselves or direct such opportunity to another person, other than an offer in writing to a Dual Role Person in its capacity as one of directors, officers or employees. Any Dual Role Person (i) shall have no duty to communicate or offer to us any specified corporate opportunity that such Dual Role Person has communicated or offered to either our Sponsor or its affiliates or any power generation business of which such Dual Role Person is an employee, agent, representative, officer or director, (ii) shall not be prohibited from communicating or offering any specified corporate opportunity to either our Sponsor or its affiliates or any power generation business of which such Dual Role Person is an employee, agent, representative, officer or director, and (iii) shall not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Company, as the case may be, resulting from (x) the failure to communicate or offer to us any specified corporate opportunity that such Dual Role Person has communicated or offered to either our Sponsor or its affiliates or such power generation business, or (y) the communication or offer to either our Sponsor or its affiliates or any such power generation business, in each case, so long as such opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Company. In addition, even if a business opportunity is presented to a Dual Role Person, the following corporate opportunities will not belong to us: (i) those we are not financially able, contractually permitted or legally able to undertake, (ii) those not in our line of business, (iii) those of no practical advantage to us, and (iv) those in which we have no interest or reasonable expectancy. Except with respect to Dual Role Persons, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

In addition to the disproportionate voting rights that SunEdison has as a result of its ownership of our Class B common stock, some provisions of Delaware law contain, and our amended and restated certificate of incorporation and our amended and restated bylaws described below contains, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Meetings and Elections of Directors

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by our board of directors by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected by written consent by such stockholders until such time as our Sponsor ceases to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock. Upon our Sponsor ceasing to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock, our stockholders will not be permitted to take action by written consent.

Election and Powers of Chairman; Board Meetings. Our amended and restated certificate of incorporation provides that the Chairman of our board of directors will be elected by our stockholders. Pursuant to our amended and restated bylaws, the Chairman (or his or her designee) has the right to call special meetings of our board of directors, establish the agenda for meetings of our board of directors and adjourn meetings of our board of directors. In addition, matters to be addressed or voted upon at any meeting of our board of directors shall be set forth in a notice of meeting delivered to each director in accordance with our amended and restated bylaws (unless such notice is waived) or brought before our board at such meeting by the Chairman. The provisions regarding election of our Chairman by our stockholders and our Chairman’s right to call special meetings of the board, establish the agenda and adjourn meetings of the board of directors will remain in effect until such time as our Sponsor ceases to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock.

Director Designation Rights. Our amended and restated certificate of incorporation provides that our Sponsor, as the holder of our Class B common stock, is entitled to elect up to two directors to our board of directors, which directors will be in addition to any other directors, officers or other affiliates of our Sponsor who (i) may be serving as directors, (ii) are subsequently appointed by our board to fill any vacancies, or (iii) are elected by our stockholders. We refer to directors elected to our board by our Sponsor pursuant to the foregoing provision as “Sponsor Designated Directors.” A director will be deemed to be a Sponsor Designated Director only if specifically identified as such in writing by our Sponsor at the time of his or her appointment to our board or at any time thereafter. Our Sponsor will have the right to remove and replace any Sponsor Designated Director at any time and for any reason, and to fill any vacancies otherwise resulting in such director positions. The provisions regarding the designation of directors by our Sponsor will terminate as of the date that our Sponsor ceases to directly or indirectly beneficially own shares representing 50% or more of the combined voting power of our common stock, unless required to be terminated earlier pursuant to applicable law or the rules of the national securities exchange on which any of our securities are listed. Any Sponsor Designated Director in office at the time of termination of the director designation provisions in our amended and restated certificate of incorporation will continue to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Vacancies. Any vacancy occurring on our board of directors and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock and the director designation rights of our Sponsor.

Amendments

Amendments of Certificate of Incorporation. The provisions described above under “—Meetings and Elections of Directors—Special Meetings of Stockholders,” “—Meetings and Elections of Directors—Elimination of Stockholder Action by Written Consent” and “—Meetings and Elections of Directors—Vacancies” may be amended only by the affirmative vote of holders of at least two-thirds of the combined voting power of outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

Amendment of Bylaws. Our board of directors will have the power to make, alter, amend, change or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office.

Notice Provisions Relating to Stockholder Proposals and Nominees

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.

Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to our board of directors at an annual meeting of stockholders, or (iii) nominate a candidate for election to our board of directors at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to our corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•

in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; or

•	in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to special meetings of stockholders, our amended and restated bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.

Delaware Antitakeover Law

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation provides that in the event our Sponsor and its affiliates cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of our capital stock, we will automatically become subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors

Our amended and restated certificate of incorporation provides that, if any director (other than a Sponsor Designated Director) who, at the time of his or her most recent election or appointment to a term on our board of directors was an employee of our company or our Sponsor or any of our or its subsidiaries, ceases to be employed by us or our Sponsor or any of our or its subsidiaries during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action unless otherwise determined by our board of directors. In addition, our amended and restated certificate of incorporation provides, in accordance with the DGCL and subject to our Sponsor’s director designation rights and any special voting rights of any series of preferred stock that we may issue in the future, that stockholders may remove directors, with or without cause, by a majority vote.

Amendments

Any amendments to our amended and restated certificate of incorporation, subject to the rights of holders of our preferred stock, regarding the provisions thereof summarized under “—Corporate Opportunity” or “—Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws” will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our common stock then outstanding.

PLAN OF DISTRIBUTION

We are registering 17,506,667 shares of Class A common stock. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of Class A common stock :

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of such shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the Class A common stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of TerraForm Power, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries, as of December 31, 2013 and 2012, and for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our Class A common stock to be sold in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and our Class A common stock. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above, as well as on our website, www.terraform.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference into this registration statement that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act), which we have filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering:

•	our Annual Report on Form 10-K, filed with the SEC on March 13, 2015; and

•	our Current Report on Form 8-K, filed with the SEC on February 3, 2015.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this registration statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this registration statement.

You should direct requests for documents to:

TerraForm Power, Inc.

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

(240) 762-7700

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries Consolidated Financial Statements (Mt. Signal)

Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013	F-2
Consolidated Statements of Operations for the Six Months Ended June 30, 2014 and 2013	F-3
Consolidated Statements of Changes in Member’s Equity for the Six Months Ended June 30, 2014	F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013	F-5
Notes to the Consolidated Financial Statements	F-6

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries Audited Consolidated Financial Statements (Mt. Signal)

Report of Independent Auditors	F-23
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-24
Consolidated Statements of Operations for the Year Ended December 31, 2013 and for the Period from September 24, 2012 (Date of Inception) to December 31, 2012	F-25
Consolidated Statements of Changes in Member’s Equity for the Year Ended December 31, 2013 and for the Period from September 24, 2012 (Date of Inception) to December 31, 2012	F-26
Consolidated Statements of Cash Flows for the Year Ended December 31, 2013 and our Period from September 24, 2012 (Date of Inception) to December 31, 2012	F-27
Notes to the Consolidated Financial Statements	F-28

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Balance Sheets

(In Thousands of U.S. Dollars)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$3,246	$2,481
Accounts receivable	9,512	2,871
Cash grant receivable	5,675	111,933
Prepaid expenses	880	802
Other current assets	237	1,638

Total current assets	19,550	119,725

Noncurrent assets:
Restricted cash	19,426	510
Property, plant and equipment, net of accumulated depreciation of $12,666 and $1,943, respectively	564,659	522,015
Construction in progress	—	126,073
Intangible assets, net of amortization of $723 and $82, respectively	33,905	34,547
Deferred financing costs, net of accumulated amortization of $1,960 and $1,826, respectively	1,699	1,375
Long-term prepaid	2,676	2,929

Total noncurrent assets	622,365	687,449

Total assets	$641,915	$807,174

Liabilities and member’s equity
Liabilities:
Current liabilities:
Accounts payable	$1,869	$1,081
Accounts payable – related parties	1,362	8,586
Accrued expenses	14,669	81,790
Current portion of long-term debt, net of unamortized discount of $90 and $5,861, respectively	12,792	98,699

Total current liabilities	30,692	190,156

Noncurrent liabilities:
Long-term debt, net of unamortized discount of $1,407 and $1,134, respectively	399,032	401,306
Asset retirement obligation	2,999	2,333

Total noncurrent liabilities	402,031	403,639

Member’s equity:
Contributed capital	143,461	222,789
Accumulated deficit	(18,127)	(17,209)
Noncontrolling interest	83,858	7,799

Total member’s equity	209,192	213,379

Total liabilities and member’s equity	$641,915	$807,174

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Operations

(In Thousands of U.S. Dollars)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues	$14,088	$—	$23,032	$—
Cost of revenues	9,463	—	16,223	—

Gross profit	4,625	—	6,809	—

Operating expenses:
General and administrative expenses	402	228	714	655

Total operating expenses	402	228	714	655

Profit (loss) from continued operations	4,223	(228)	6,095	(655)

Interest income	4	83	5	133
Interest expense	(11,670)	(1,543)	(19,636)	(5,647)
Loss on sale of assets	(189)	—	(189)	—

Net loss	(7,632)	(1,688)	(13,725)	(6,169)
(Loss) / gain attributable to noncontrolling interest	(7,874)	—	(12,807)	—

Net loss attributable to Imperial Valley Solar 1 Holdings II, LLC (member)	$242	$(1,688)	$(918)	$(6,169)

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

(In Thousands of U.S. Dollars)

(Unaudited)

	Contributed Capital	Accumulated Deficit	Noncontrolling Interest	Total Member’s Equity
Balance at December 31, 2013	$222,789	$(17,209)	$7,799	$213,379
Net loss	—	(918)	(12,807)	(13,725)
Contributions	10,377	—	89,705	100,082
Distributions	(89,705)	—	—	(89,705)
Financing fees paid on behalf of noncontrolling interest	—	—	(839)	(839)

Balance at June 30, 2014	$143,461	$(18,127)	$83,858	$209,192

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands of U.S. Dollars)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(918)	$(6,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,718	—
Accretion on asset retirement obligation	81	—
Amortization of financing costs	7,278	1,507
Amortization of intangible assets	641	—
Noncontrolling interest	(12,807)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,641)	—
Prepaid expenses	143	(334)
Other current assets	(450)	(105)
Other noncurrent assets	—	(778)
Accounts payable and accrued expenses	570	(57)
Accounts payable and accrued expenses – related parties	137	600

Net cash used in operating activities	(1,248)	(5,336)

Investing activities
Increase in restricted cash	(18,916)	301,969
Capital expenditures	(64,862)	(300,951)
Receipt of government grants	197,594	—

Net cash provided by investing activities	113,816	1,018

Financing activities
Proceeds from project financing	72,960	—
Repayment of borrowings	(166,638)	—
Financed capital expenditures	(18,470)	(450)
Financing fees	345	4,712

Net cash (used in) provided by financing activities	(111,803)	4,262

Total change in cash and cash equivalents	765	(56)
Cash and cash equivalents, beginning of period	2,481	927

Cash and cash equivalents, end of period	$3,246	$871

Supplemental disclosures
Interest paid, net of amount capitalized	$11,543	$4,408
Noncash increases (decreases) to property, plant and equipment and construction in progress:
Amortization of prepaid expenses	$221	$834
Accounts payable and accrued expenses	$15,392	$2,414
Asset retirement obligation	$584	$—
Cash grant receivable	$(91,336)	$—
Other noncash investing and financing activities:
Noncash contributions from member	$10,032	$—
Noncash distribution to member	$(89,705)	$—
Noncash contribution from noncontrolling interest	$89,705	$—

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

(In Thousands of U.S. Dollars)

For the Six Months Ended June 30, 2014

(Unaudited)

1. Summary of Significant Accounting Policies

Nature of Business

Imperial Valley Solar 1 Holdings II, LLC (IVS 1 Holdings II) is a holding company that through its subsidiaries (collectively, the Company), was formed for the purpose of developing, constructing, owning and operating a utility-scale photovoltaic solar energy project with a capacity of 266 megawatts (MW) located in Calexico, California, United States, known as Mount Signal Solar (MSS).

IVS 1 Holdings II is wholly owned by SRP Power, LLC (Member), which is ultimately owned by Silver Ridge Power, LLC (SRP). As of June 30, 2014, SRP is a joint venture of The AES Corporation (AES Corp), and Riverstone/Carlyle Renewable Energy Partners II, LP (Riverstone). On July 2, 2014, SunEdison, Inc. purchased AES Corp interest in SRP, including the Company but excluding certain other assets. AES Corp and Riverstone as of June 30, 2014 and SunEdison and Riverstone as of July 2, 2014 are the ultimate controlling parties of the Company as they exercise joint control over SRP.

IVS 1 Holdings II was formed on September 24, 2012 at which point SRP Power, LLC contributed its existing equity interests in Imperial Valley Solar 1 Holdings, LLC (a subsidiary in which it held a controlling financial interest) to IVS 1 Holdings II, in exchange for equity interests in IVS 1 Holdings II. As a result, IVS 1 Holdings II became the owner of Imperial Valley Solar 1, LLC, an entity formed on April 9, 2012 for the purpose of developing, constructing, owning and operating the MSS project.

The commercial operation of MSS was recognized in three phases: the initial phase of 139 MW was placed into service on November 22, 2013 (Phase I), the second phase of 72.91 MW on December 20, 2013 (Phase II), and the last phase of 54 MW on March 4, 2014 (Phase III).

Interim Financial Presentation

The accompanying unaudited consolidated financial statements and footnotes of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), as contained in the Financial Accounting Standards Board (FASB) Accounting Standards Codification, for interim financial information and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission (SEC). Adjustments of a normal recurring nature necessary for a fair presentation of the results of operations, financial position, and cash flows have been made. The results of operations for the three and six months ended June 30, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014.

The accompanying consolidated financial statements are unaudited and should be read in conjunction with the Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries audited consolidated financial statements and notes thereto as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and for the period from September 24, 2012 (Date of Inception) to December 31, 2012.

There have been no significant changes to our accounting policies, nor have we adopted any new pronouncements, since December 31, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The consolidated financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

Principles of Consolidation

Subsidiaries are fully consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Investments in which the Company does not have control but has the ability to exercise significant influence are accounted for using the equity method of accounting. All intercompany balances, transactions, unrealized gains and losses resulting from intercompany transactions are eliminated in the accompanying consolidated financial statements.

The accompanying consolidated financial statements include the accounts and results of operations of IVS 1 Holdings II, its wholly owned subsidiaries and those entities in which the Company has a controlling financing interest and which are required to be consolidated under applicable accounting standards. The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities such as variable interest entities (VIEs), through arrangements that do not involve controlling voting interests.

A VIE is an entity (a) that has a total equity investment at risk that is not sufficient to finance its activities without additional subordinated financial support or (b) where the group of equity holders does not have (i) the ability to make significant decisions about the entity’s activities, (ii) the obligation to absorb the entity’s expected losses or (iii) the right to receive the entity’s expected residual returns; or (c) where the voting rights of some equity holders are not proportional to their obligations to absorb expected losses, receive expected residual returns, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The determination of which party has the power to direct the activities that most significantly impact the economic performance of the VIE could require significant judgment and assumptions. That determination considers the purpose and design of the business, the risks that the business was designed to create and pass along to other entities, the activities of the business that can be directed and which party can direct them, and the expected relative impact of the activities on the economic performance of the business throughout its life. The Company has no VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates. The Company’s significant estimates include the carrying amount and the estimated useful lives of its long-lived assets and the fair value of financial instruments.

Concentration of Credit Risk

The Company is exposed to concentrations of credit risk primarily related to cash and cash equivalents and restricted cash. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institution and counterparties of the Company’s contracts.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The Company’s operations are concentrated within the United States, and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Cash and Cash Equivalents

The Company considers unrestricted cash on hand and deposits in banks to be cash and cash equivalents; such balances approximate fair value at June 30, 2014 and December 31, 2013. The Company had $3,246 and $2,481 cash and cash equivalents as of June 30, 2014 and December 31, 2013, respectively.

Restricted Cash

Restricted cash includes cash and cash equivalents that are restricted as to withdrawal or usage. The nature of restriction includes restrictions imposed by the financing agreement, power purchase agreement (PPA) and debt service reserve (see Note 5 – Cash and Cash Equivalents and Restricted Cash). The construction disbursement account receives the proceeds of all construction loans and makes disbursements for the payment of construction costs.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews its accounts receivable for collectability and records an allowance for doubtful accounts for estimated uncollectible accounts receivable. Accounts receivable are written off when they are no longer deemed collectible. Write-offs would be deducted from the allowance and subsequent recoveries would be added. The allowance is based on the Company’s assessment of known delinquent accounts, historical experience and other currently available evidence of the collectability and the aging of accounts receivable. The underlying assumptions, estimates and assessments the Company uses to provide for losses are updated to reflect the Company’s view of current conditions. Changes in such estimates could significantly affect the allowance for losses. It is possible the Company will experience credit losses that are different from the Company’s current estimates. Based on the Company’s assessment performed at June 30, 2014 and December 31, 2013, no allowance for doubtful accounts was necessary.

Income Taxes

The Company and its subsidiaries are limited liability companies treated as partnerships and single-member disregarded entities for U.S. income tax purposes. As such, U.S. federal and state income taxes are generally not recognized at the entity level but instead, income is taxed at the owner-member level. Accordingly, the Company and its subsidiaries do not have liabilities for U.S. federal or state taxes and, therefore, no current income taxes or deferred income taxes are reflected in these financial statements.

Noncontrolling Interest

Mount Signal Tax Equity Financing

On August 15, 2013, Imperial Valley Solar 1 Holdings, LLC (IVS1 Holdings), a subsidiary of the Company, entered into an arrangement that admitted a noncontrolling shareholder as a partner (tax

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

equity investor) in the MSS Project, and received net proceeds of $9,000 on October 9, 2013 in return. IVS1 Holdings received an additional non-cash contribution of $89,705 (Cash Grant Capital Contribution) on June 27, 2014 upon satisfaction of a set of conditions precedent to this contribution where cash in the amount of $89,705 was received by SRP. Under the terms of the arrangement, the tax equity investor will receive disproportionate returns on its investment of the profit or loss, and will share in the cash distributions from MSS. The preferential return period continues until the tax equity investor recovers its investment and achieves a cumulative after-tax return of 20%.

IVSI Holdings currently estimates the preferential return period to end on December 31, 2023. The length of the preferential return period is dependent upon estimated future cash flows as well as projected tax benefits. At the end of the preferential return period, IVS1 Holdings will continue to share in the profit or loss and in the cash distributions at rates pursuant to the agreement with the tax equity investor. During and beyond the preferential return period, IVS1 Holdings retains a class of membership interests which provide it with day-to-day operational and management control of MSS. However, certain decisions require the approval of the tax equity investor.

Under the IVS1 Holdings tax equity structure, the Company is the managing member and responsible for the management of MSS. The tax equity member is viewed as a passive investor in MSS, although it is afforded certain rights related to major decisions. As the managing member, the Company is responsible for day-to-day operating decisions related to MSS and for preparing the annual operating and capital expenditure budgets. If a proposed operating budget exceeds the prior year’s budget by a certain percentage, the tax equity member has the right to veto the variation from budget. The tax equity member is also provided other customary protective rights.

Property, Plant and Equipment

Property, plant and equipment (PPE) is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such costs include the costs of replacing component parts of the PPE and borrowing costs for long-term construction projects if the recognition criteria are met.

Land option payments are reclassified to PPE once the option is exercised. All other pre-development project costs are expensed during the pre-development sub-phase. Once the pre-development sub-phase is completed, a solar project advances to the development sub-phase, financing, engineering and construction phases. Costs incurred in these phases are capitalized as incurred and presented as Construction in progress (CIP). Payments for engineering costs, insurance costs, salaries, interest and other costs directly relating to CIP are capitalized during the construction period provided the completion of the project is deemed probable, or expensed at the time the Company determines that development of a particular project is no longer probable. Project costs that are paid 90 days after they are incurred are considered to have been financed and are therefore classified as financed capital expenditures in the consolidated statement of cash flows.

The continued capitalization of such costs was subject to ongoing risks related to successful completion, including those related to government approvals, siting, financing, constructing, permitting and contract compliance. Revenues earned before a project is placed in service are recorded as a reduction to the related project’s cost. Once a project is placed in service, all accumulated costs are reclassified from CIP to PPE, and become subject to depreciation or amortization. For the six months ended June 30, 2014, the Company recorded $421 of revenues before Phase III was placed in service. For the six months ended June 30, 2013, the Company did not earn any revenue.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Many of the Company’s construction and equipment procurement agreements contain damage clauses relating to construction delays and contractually specified performance targets. These clauses are negotiated to cover lost margin or revenues from the Solar Projects in the event of nonperformance. Liquidated damages are those payments received from contractors that are related to a failure to meet contractually specified performance targets or completion dates prior to commercial operations and are recorded as a reduction to the cost of Solar Projects.

Assets related to the generation of energy are generally placed in service when the power plant is electrically and mechanically complete and is able to operate safely. The Company generally considers this milestone achieved when (a) the following items are completed: (i) inverters are calibrated and operating in accordance with manufacturing specifications, (ii) isolation testing has been successfully completed, (iii) generation equipment has been tested in accordance with manufacturer specifications, (iv) preliminary load testing has been successfully completed and (v) electrical protection checking has been successfully completed and (b) the plant is connected to the electrical grid. For large plants which may be commissioned in sections, a power plant may be placed in service in stages. Any shared assets will be placed in service when the first portion is placed in service.

Land owned by the Company is not depreciated. Land has an unlimited useful life. The Company’s depreciation of PPE is computed using the straight-line method over the estimated useful lives of the assets, which are accounted for on a component basis. At June 30, 2014, the useful lives of the Company’s components are as follows:

Panels	25 years
Structures	25 years
Inverters	25 years
Transformer	20-25 years
Other items	5 years
Leasehold improvements	Over the lesser of the useful life or the term of the land lease

Upon Phase I and II of MSS being placed in service during 2013 and Phase III in March 2014, the depreciation of PPE commenced for each phase.

An item of PPE and any other significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated Statements of Operations when the asset is derecognized. For the periods presented, the Company did not recognize any gain or loss on the derecognition of assets.

All repair and maintenance costs that do not meet capitalization criteria are recognized in the Consolidated Statements of Operations as incurred.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Capitalized Interest

The Company capitalizes interest on borrowed funds used to finance capital projects. Capitalization is discontinued once a phase of the project is placed in service. The capitalized interest during construction is classified in CIP in the accompanying Consolidated Balance Sheets (see Note 3 – Construction in Progress). Once placed in service, the capitalized interest is classified in PPE in the accompanying Consolidated Balance Sheets (see Note 2 – Property, Plant and Equipment).

Asset Retirement Obligation

In accordance with the accounting standards for asset retirement obligations (AROs), the Company records the fair value of the liability for a legal obligation to retire an asset in the period in which the obligation is incurred if a reasonable estimate of fair value can be made.

When a new liability is recognized, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Accretion expense is calculated by applying the effective interest rate to the carrying amount of the liability at the beginning of each period and is included in cost of revenues in the accompanying Consolidated Statements of Operations. The effective interest rate is the credit-adjusted risk-free rate applied when the liability (or portion of the liability) was initially measured and recognized. Changes resulting from revisions to the timing or amount of the original estimates of cash flows are recognized as an increase or a decrease in the asset retirement cost and AROs.

The Company recognized an ARO as of June 30, 2014 and December 31, 2013 related to the MSS project (see Note 12 – Asset Retirement Obligation).

Recoverability of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of the Company’s long-lived assets is considered impaired when their anticipated undiscounted cash flows are less than their carrying value. Impairment is measured as the difference between the discounted expected future cash flows and the assets’ carrying amount.

The Company’s long-lived assets are primarily comprised of property, plant and equipment and intangibles.

For the three and six months ended June 30, 2014 and 2013, the Company has not recognized any impairment losses on its long-lived assets.

Financing Costs

Financing costs are deferred and amortized over the related financing period using the effective interest method. The initial fees paid directly to the lenders under the nonrecourse agreement have been classified as debt discount and included in long-term debt on the Consolidated Balance Sheets. The amortization of deferred financing costs and debt discount is included as interest expense in the accompanying Consolidated Statements of Operations unless capitalized as part of PPE (see Note 11 – Long-Term Debt).

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of accounts due to vendors related to the Company’s operations and construction. The nature of these payables relates to costs for legal, maintenance, spare parts, administrative, and accrued construction and operation costs.

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases that do not meet such criteria are classified as operating leases. When the Company is the lessee, related rentals are charged to expense on a straight-line basis. As a lessee, the Company did not have any capital or operating leases as of June 30, 2014 or December 31, 2013.

The Company is a lessor under the terms of a long-term PPA for the sale of electricity and green credits. The term of the PPA is for 25 years. Under this agreement, the Company will recognize revenue as energy is delivered (see Note 1 – Summary of Significant Accounting Policies – Revenue Recognition).

Fair Value

Fair value, as defined in the fair value measurement accounting guidance, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or exit price. The Company follows the fair value measurement accounting guidance for financial assets and liabilities and for nonfinancial assets and liabilities measured on a nonrecurring basis. The fair value measurement accounting guidance requires that the Company make assumptions market participants would use in pricing an asset or liability based on the best information available. Reporting entities are required to consider factors that were not previously measured when determining the fair value of financial instruments. These factors include nonperformance risk and credit risk. The fair value measurement guidance prohibits inclusion of transaction costs and any adjustments for blockage factors in determining the instruments’ fair value. The principal or most advantageous market should be considered from the perspective of the reporting entity.

Fair value, where available, is based on observable quoted market prices. Where observable prices or inputs are not available, several valuation models and techniques are applied. These models and techniques attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The process involves varying levels of management judgment, the degree of which is dependent on the price transparency of the instruments or market and the instruments’ complexity.

To increase consistency and enhance disclosure of the fair value, the fair value measurement accounting guidance creates a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement, where Level 1 is the highest and Level 3 is the lowest. The three levels are defined as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

•	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

The Company is party to a PPA for the sale of electricity and green credits. The PPA has been evaluated and classified as an operating lease with a non-lease element. Thus, the Company recognizes revenue based upon rates specified in the PPA when the electricity is delivered. The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013.

Green credits are renewable energy certificates that are created based on the amount of renewable energy generated and are used to meet renewable energy portfolio standards of a jurisdiction. Pursuant to the accounting standards for revenue recognition, transfer is not considered to have occurred until the customer takes title to the product. The recognition of the sale of green credits is classified as Revenues in the accompanying Consolidated Statements of Operations. All revenue recognized for the three and six months ended June 30, 2014 was for electricity sales and green credits.

General and Administrative Expenses

General and administrative expenses include corporate and other expenses related to corporate staff functions and initiatives which include executive management, finance and accounting, legal, human resources and information systems.

Cash Grant

The Company recognizes government grants when there is reasonable assurance that both; the entity complied with all the conditions set forth by the respective government, and that the grant will be received. Government grants whose primary condition relates to the purchase, construction or acquisition of long-lived assets are recognized by reducing the asset by the grant amount. (See Note 6 – Cash Grant Receivable.)

Accounting Pronouncements Issued But Not Yet Effective

The following accounting standards have been issued but are not yet effective for nor have been adopted by the Company.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. ASU 2014-09 is effective for us on January 1, 2017. Early application is not permitted. The standard permits the use of either a retrospective or cumulative effect transition method. We have not determined which transition method we will adopt, and we are currently evaluating the impact that ASU 2014-09 will have on our consolidated financial statements and related disclosures upon adoption.

ASU No. 2014-15, Subtopic 205-40, Presentation of Financial Statements - Going Concern (Topic 718)

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and to provide related disclosures. ASU 2014-15 is effective for us for our fiscal year ending December 31, 2016 and for interim periods thereafter. We are currently evaluating the impact of this standard on our consolidated financial statements.

2. Property, Plant and Equipment

Upon Phases I and II of the MSS project being placed in service during 2013 and Phase III being placed in service on March 4, 2014, the total balance of Construction in Progress (CIP) balance related to the respective phase as well as the shared asset were reclassified to property, plant and equipment (PPE) and depreciation commenced.

	June 30, 2014	December 31, 2013
Land	$9,206	$9,206
Solar power generation equipment	565,091	512,318
Asset retirement costs	2,907	2,322
Office, furniture and equipment	121	112
Less: Accumulated depreciation	(12,666)	(1,943)

Total property, plant and equipment, net	$564,659	$522,015

For the three and six months ended June 30, 2014, the depreciation expense was $5,478 and $10,718, respectively. There was no depreciation recorded for the three and six months ended June 30, 2013.

PPE was reduced by $91,336 for Phases II and III during the six months ended June 30, 2014 and by $111,933 for Phase I during the year ended December 31, 2013 for the amount of the Cash Grant Receivable that was recorded during these periods (refer to Note 6 – Cash Grant Receivable).

All of the PPE was pledged as a security for the Company’s debt as of June 30, 2014 and December 31, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

3. Construction in Progress

The MSS project was fully placed in service on March 4, 2014, therefore, as of June 30, 2014, the Company no longer had a balance in CIP. As of December 31, 2013, the Company had CIP of $126,073 related to Phase III, while Phase I and Phase II of the MSS project were placed into service as of December 31, 2013. Capitalized costs in CIP included panels, compensation, insurance costs, capitalized interest and overhead costs related to persons directly involved in the development and/or construction of the MSS project.

Interest and certain fees deferred and amortized in connection with the Company’s debt have been capitalized during the period of construction. The Company capitalized interest in the amount of $3,625 during the three months ended March 31, 2014, $6,018 during the three months ended June 30, 2013 and $9,643 during the six months ended June 30, 2013. As all the phases of the MSS project were placed into service, there was no interest capitalized during the three month period ended June 30, 2014.

4. Intangible Assets

The Company has intangible assets of $33,905 and $34,547 as of June 30, 2014 and December 31, 2013, respectively. Intangible assets include land control rights, rights to an interconnection agreement, land permits and the PPA. For the three and six months ended June 30, 2014, amortization expense related to intangible assets subject to amortization was $391 and $641, respectively. There was no amortization expense recorded for the three and six months ended June 30, 2013.

The following summarizes the estimated amortization expense as of June 30, 2014:

	Years Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Amortizable intangibles	$693	$1,385	$1,385	$1,385	$1,385	$27,672	$33,905

The average useful life of intangible assets subject to amortization is 25 years.

5. Cash and Cash Equivalents and Restricted Cash

As of June 30, 2014 and December 31, 2013, the Company had cash and cash equivalents of $3,246 and $2,481, respectively. As of June 30, 2014 and December 31, 2013, the Company had restricted cash of $19,426 and $510, respectively. As of June 30, 2014 restricted cash was held in a construction completion reserve account (expected to be released in the first half of 2015) and interconnection agreement account (expected to be released in 2016) administered by a financial institution on behalf of the Company for the payment of remaining construction costs and interconnection network upgrades. As of December 31, 2013, restricted cash was held in a construction disbursement bank account administered by a financial institution on behalf of the Company for the payment of construction costs. As of June 30, 2014 and December 31, 2013, there was no requirement and thus the Company had no cash restricted for debt service.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

6. Cash Grant Receivable

On December 18, 2013, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase I of the MSS project (Phase I Cash Grant). The Company concluded that conditions were met on December 18, 2013 for the recognition of the Phase I Cash Grant and the Company recognized a Phase I Cash Grant receivable of $111,933 with a corresponding reduction of property, plant and equipment. On March 31, 2014, the Company received proceeds related to the Phase I Cash Grant receivable of $105,418.

On February 18, 2014 the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase II of the MSS project (Phase II Cash Grant). The Company has concluded that conditions were met on February 18, 2014 for the recognition of the Phase II Cash Grant and the Company recognized a Phase II Cash Grant receivable of $59,089 with a corresponding reduction of property, plant and equipment. On April 21, 2014, the Company received proceeds related to the Phase II Cash Grant receivable of $55,380.

On March 31, 2014, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase III of the MSS project (Phase III Cash Grant). The Company has concluded that conditions were met on March 31, 2014 for the recognition of the Phase III Cash Grant and the Company recognized a Phase III Cash Grant receivable of $39,517 with a corresponding reduction of property, plant and equipment. On April 25, 2014, the Company received proceeds related to the Phase III Cash Grant receivable of $36,797.

The differences in payment for each phase from the amount applied for and the amount received where withheld from payment by the U.S. Treasury based on certain queries that the U.S. had with respect to the eligibility of certain costs for the cash grant. Following discussions with the U.S. Treasury, the Company has provided additional documentation supporting Management’s view that the costs are eligible; however, the U.S. Treasury may take a different view and therefore, during November 2014, the Company concluded that $7,269 may not be collectible. The outstanding Phase I, II, and III Cash Grant receivable balance of $12,944 was written down as of June 30, 2014 with a resulting increase in property, plant and equipment. The Company expects to be awarded and collect the remaining $5,675 in December 2014.

7. Prepayments

Prepayments as of June 30, 2014 and December 31, 2013 were $3,556 and $3,731, respectively. As of June 30, 2014 and December 31, 2013, $2,676 and $2,929 of the prepayments related to financing costs related to MSS financial close and insurance, which had been recognized as a long-term prepaid because the related debt for these facilities has not yet been drawn. The remaining prepayments related to prepaid plant insurance and other expenses.

8. Accounts Payable

Accounts payable as of June 30, 2014 and December 31, 2013 were $1,869 and $1,081, respectively, and related to amounts owed to third parties for construction, operation and maintenance, legal and environmental costs.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

9. Accrued Expenses

Accrued expenses as of June 30, 2014 and December 31, 2013 were $14,669 and $81,790, respectively and are predominantly comprised of construction and operation costs not yet invoiced, consulting, audit fees and accrued interest.

10. Member’s Equity

The Company operates under the Operating Limited Liability Agreement (LLC Agreement) dated September 21, 2012. The authorized unit capital of the Company is 10 units.

At the closing of the financing for its MSS project in November 2012, the Company received an equity contribution of $108,955 in cash and an additional non-cash contribution for incurred project costs of $100,779. For the six months ended June 30, 2014, the Company received an additional cash contribution of $345, a non-cash contribution of $10,032 that included $8,199 related to the inception of noncontrolling interest for consultants, legal fees and environmental insurance (Refer to Note 14—Related Party Transactions) and provided a non-cash return of capital of $89,705 to Members from non-cash contribution by noncontrolling interests (refer to Note 1—Summary of Significant Accounting Policies).

The non-cash contribution to the Company included project rights and capitalized development and costs related to preparing the asset for its intended use. Project rights include land control rights, rights to an interconnection agreement, the PPA and land permits.

11. Long-Term Debt

In November 2012, the Company obtained financing for its MSS project. The financing arrangement included $415,700 in secured senior notes (Notes), a $220,000 cash grant bridge loan (CGBL) and a letter of credit facility (LC facility) of $79,640. The Company had fully drawn on the Notes as of December 31, 2012. The Notes are secured by a first priority security interest in the membership interests of the MSS project and all of its assets. The Notes bear interest at 6.00% and are due June 2038. Repayment of the Notes is scheduled to begin in the second half of 2014. The Notes are redeemable at the Company’s option, at par value plus accrued interest. Under the financing agreement for the notes, the Company is limited to the distribution of dividends until the project is in operation and all distribution requirements under the financing agreements are met. The distribution requirements were met once Phases I, II, and III were placed in service and loan covenants were met as of June 30, 2014. The first distribution took place in July 2014 (see Note 17—Subsequent Events).

The CGBL lenders had first priority on the proceeds from the cash grant. The CGBL was repaid with the cash grant. The Company has applied for the Cash Grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 since commercial operation began on the first phase of the MSS project. During 2013, the Company started draws on the CGBL, as the proceeds from the Notes were fully utilized. As of December 31, 2013, the Company had an outstanding balance of $59,413 for CGBL. During the six months ended June 30, 2014, the Company drew an additional $72,960 under the CGBL facility. As of June 30, 2014, the loan was repaid in full.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Future maturities of the Notes are as follows as of June 30, 2014:

Years ending December 31,
2014	$10,882
2015	13,147
2016	18,022
2017	14,022
2018	14,324
Thereafter	342,925

Total	$413,322

The LC facility allows the MSS project to issue letters of credit to certain of its counterparties. The LC facility is secured by a security interest in the MSS project and by a second priority interest in proceeds from the Grant. Upon obtaining the financing in 2012, MSS issued $41,347 of letters of credit under the LC facility. A letter of credit issued in 2012 in relation to the procurement of modules for $6,500 was released and cancelled during 2013. During the six months ended June 30, 2014, the Company issued additional letters of credit of $38,499. As of June 30, 2014, the Company has $73,345 in letters of credit outstanding under the LC facility. The Company pays a commitment fee of 0.75% on the unused portion of the LC facility.

The outstanding indebtedness is as follows as of June 30, 2014:

	Current	Long-Term	Total Principal
Notes	$12,882	$400,440	$413,322
Unamortized debt discount	(90)	(1,408)	(1,498)

Total net debt outstanding	$12,792	$399,032	$411,824

12. Asset Retirement Obligation

As of June 30, 2014, the Company had recorded an ARO of $2,999. The estimated liability is based on the future estimated costs associated with the dismantlement, demolition and removal of the solar power plant. The liability is calculated based on the following assumptions:

Estimated useful life	25 years
Inflation factor	2.19
Credit-adjusted risk-free discount rate	6%

The estimate of the ARO is based on projected future retirement costs and requires management to exercise significant judgment. Such costs could differ significantly when they are incurred.

For the three and six months ended June 30, 2014, the Company recognized accretion expense of $43 and $81, respectively. There was no accretion expense recognized for the three and six months ended June 30, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

13. Fair Value

The fair value of current financial assets and liabilities and other deposits, approximates their reported carrying amounts due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan.

	June 30, 2014		December 31, 2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$3,246	$3,246	$2,481	$2,481
Restricted cash	19,426	19,426	510	510
Accounts receivable	9,512	9,512	2,871	2,871

Total assets	$32,184	$32,184	$5,862	$5,862

Liabilities
Accounts payable	$1,869	$1,869	$1,081	$1,081
Accounts payable – related parties	1,362	1,362	8,586	8,586
Accrued expenses	14,669	14,669	81,790	81,790
Debt	411,824	421,738	500,005	488,864

Total liabilities	$429,724	$439,638	$591,462	$580,321

Valuation Techniques

The fair value measurement accounting guidance describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach would use prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach would use valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. All financial assets and liabilities (other than debt) are classified as Level 1 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments.

Debt

The fair value of debt is estimated differently based upon the type of loan. For variable rate loans and fixed rate loans with maturity of less than one year, carrying value approximates fair value. The fair value of fixed rate loans is estimated using a discounted cash flow analysis. In the discounted cash flow analysis, the discount rate is based on the credit rating of the individual debt instruments, if available, or the credit rating of the subsidiary. If the subsidiary’s credit rating is not available, a synthetic credit rating is determined using certain key metrics, including cash flow ratios and interest coverage, as well as other industry-specific factors. For the three months ended June 30, 2014 and for the year ended December 31, 2013, the Company classified the debt as Level 3 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments. The fair value of recourse and non-recourse debt excludes accrued interest at the valuation date.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The Company does not have any assets and liabilities that are measured at fair value on a recurring basis.

14. Related-Party Transactions

For the purpose of the financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company has management and operations agreements with U.S. Solar Services (USSS), a wholly owned company of Member and ultimately SRP, which provides construction management and general and administrative services. During the three months ended June 30, 2014 and 2013, the Company recorded $1,749 and $182 of management expenses with USSS. During the six months ended June 30, 2014 and 2013, the Company recorded $2,874 and $491 of management expenses with USSS.

In addition, as of December 31, 2013, the Company had a related party transactions of $6,093 which related to expenses incurred on its behalf by AES Solar Power, LLC for payments related to the inception of the noncontrolling interest for consultants and legal fees and payments for environmental insurance required to be held by the IVS1 Holdings. AES Solar Power, LLC has incurred additional expense of $2,106 in the six month period ended June 30, 2014. As of June 30, 2014, the entire amount of $8,199 was contributed in to the Company as Member’s equity (refer to Note 10—Members Equity).

15. Commitments and Contingencies

Capital Commitments

Upon the MSS project achieving financial close in 2012, certain conditions precedent were met resulting in the MSS project’s engineering procurement and construction contract (EPC) and panel supply agreement becoming effective. The total estimated contract value of the EPC contract as of December 31, 2012 was $360,360. In 2013, due to an EPC settlement and change orders, the EPC contract increased an additional $4,677. As of June 30, 2014, $781 remains unpaid under the EPC agreement.

Operating Leases

The Company is obligated under certain long-term noncancelable operating leases related to land for its solar projects. Certain of these lease agreements contain renewal options and inflation-adjusted rent escalation clauses. Related to leases, for the three months ended June 30, 2013, the Company capitalized $105 in construction-period rent expense for the three months ended June 30, 2013. There was no rent expensed in the three and six months ended June 30, 2013 in the Consolidated Statements of Operations. There was no amount capitalized for the three month ended June 30, 2014. For the six months ended June 30, 2014 and 2013, the Company capitalized $14 and $210 respectively. Rent expense for the three and six months ended June 30, 2014 under the land agreements was $109 and $199, respectively. There was no rent expense recorded for the three and six months ended June 30 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Below is a summary of the Company’s future minimum lease commitments as of June 30, 2014:

	Years Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Land leases	$221	$436	$444	$453	$462	$12,189	$14,205

Letter of Credit

In the normal course of business, the Company may enter into various agreements providing performance assurance to third parties. Such agreements include letters of credit and are entered into primarily to support or enhance the creditworthiness of the Company by facilitating the availability of sufficient credit to accomplish the intended business purposes of the Company.

As discussed in Note 11- Long-Term Debt, the LC facility allows the MSS project to issue letters of credit to certain counterparties. The letters of credit are required under the MSS project financing agreement to be posted during construction and during operations. The Company issued letters of credit for PPA, interconnection studies and upgrades, debt service and operations and maintenance. The letters of credit are issued with a one-year maximum duration and extended for additional periods at the Company’s discretion or as required by the financing agreements. The others have expiration beyond June 30, 2014 and some will automatically renew unless the Company makes a notification.

Legal Proceedings

The Company does not have any legal proceedings that are currently pending. From time to time, the Company or its subsidiaries may be party to various lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of business. These actions may seek, among other things, compensation, civil penalties, or injunctive or declaratory relief.

Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. For the six months ended June 30, 2014 and for the year ended December 31, 2013, there were no known environmental contingencies that required the Company to recognize a liability.

16. Revenues and Cost of Revenues

The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013, Phase II on December 20, 2013 and the last Phase III being placed into service on March 4, 2014. The Company is fully operational as of March 31, 2014.

Cost of revenues includes depreciation of $5,478 and $10,718, respectively, for three and six months ended June 30, 2014, amortization of $391 and $641, respectively, for three and six months ended June 30, 2014 and accretion of $43 and $81, respectively, for three and six months ended June 30, 2014, no depreciation, amortization or accretion was recognized for the these and six months ended June 30, 2014.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

17. Subsequent Events

Subsequent events have been evaluated through December 1, 2014, the date these financial statements were available to be issued.

On June 16, 2014, AES Corp and Riverstone entered into an agreement to sell to SunEdison, Inc. their respective 50% interest in the Company. The sale was effective on July 2, 2014. Further on July 23, 2014, the Company was contributed by SunEdison, Inc. to TerraForm Power, Inc.

In July 2014, the Company paid dividends in the amount of $2,619 to the Member and $291 to the noncontrolling interest.

Report of Independent Auditors

Member

Imperial Valley Solar 1 Holdings II, LLC

We have audited the accompanying financial statements of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries at December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

June 13, 2014

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Balance Sheets

(In Thousands of U.S. Dollars)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,481	$927
Accounts receivable	2,871	—
Cash grant receivable	111,933	—
Prepaid expenses	802	1,810
Other current assets	1,638	50

Total current assets	119,725	2,787

Noncurrent assets:
Restricted cash	510	436,501
Property, plant and equipment, net of accumulated depreciation of $1,943 and $0, respectively	522,015	9,206
Construction in progress	126,073	140,633
Intangible assets, net of amortization of $82 and $0, respectively	34,547	34,464
Deferred financing costs, net of accumulated amortization of $1,826 and $382, respectively	1,375	1,471
Long-term prepaid	2,929	14,935
Other noncurrent assets	—	186

Total noncurrent assets	687,449	637,396

Total assets	$807,174	$640,183

Liabilities and member’s equity
Liabilities:
Current liabilities:
Accounts payable	$1,081	$16,213
Accounts payable – related parties	8,586	699
Accrued expenses	81,790	1,524
Current portion of long-term debt, net of unamortized discount of $5,861 and $0, respectively	98,699	—

Total current liabilities	190,156	18,436

Noncurrent liabilities:
Long-term debt, net of unamortized discount of $1,134 and $1,237, respectively	401,306	414,463
Asset retirement obligation	2,333	—

Total noncurrent liabilities	403,639	414,463

Member’s equity:
Contributed capital	222,789	209,734
Accumulated deficit	(17,209)	(2,450)
Noncontrolling interest	7,799	—

Total member’s equity	213,379	207,284

Total liabilities and member’s equity	$807,174	$640,183

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Operations

(In Thousands of U.S. Dollars)

	Year Ended December 31, 2013	Period from September 24, 2012 (Date of Inception) to December 31, 2012
Revenues	$1,777	$—
Cost of revenues, including depreciation of $1,919 and $0, respectively, amortization of $82 and $0, respectively, and accretion of $11 and $0, respectively	(2,548)	—

Gross loss	(771)	—

Operating expenses:
General and administrative expenses	(1,209)	(2,133)

Total operating expenses	(1,209)	(2,133)

Loss from continued operations	(1,980)	(2,133)

Interest income	175	54
Interest expense	(8,526)	(371)
Other non-operating loss	(3)	—

Net loss	$(10,334)	$(2,450)

Less: income attributable to noncontrolling interests	4,425	—

Net loss attributable to Imperial Valley Solar 1 Holdings II	(14,759)	(2,450)

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

(In Thousands of U.S. Dollars)

	Contributed Capital	Accumulated Deficit	Noncontrolling Interest	Total Member’s Equity
September 24, 2012 (Date of Inception)	$—	$—	$—	$—
Capital contributions from member, net of cost of $0	—	(2,450)	—	(2,450)
Net loss	209,734	—	—	209,734

Balance at December 31, 2012	209,734	(2,450)	—	207,284
Net (loss) income	—	(14,759)	4,425	(10,334)
Sales of subsidiary shares to noncontrolling interest, net of cost of $5,626	—	—	3,374	3,374
Capital contributions from member, net of costs of $0	22,055	—	—	22,055
Return of capital to member	(9,000)	—	—	(9,000)

Balance at December 31, 2013	$222,789	$(17,209)	$7,799	$213,379

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands of U.S. Dollars)

	Year Ended December 31, 2013	Period from September 24 (Date of Inception) to December 31, 2012
Operating activities
Net loss	$(10,334)	$(2,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,919	—
Accretion on asset retirement obligation	11	—
Amortization of financing costs	4,975	—
Amortization of intangible assets	82	—
Changes in operating assets and liabilities:
Accounts receivable	(1,777)	—
Prepaid expenses	(206)	105
Other noncurrent assets	(431)	(66)
Accounts payable	(2)	303
Accounts payable and accrued expenses – related parties	2,296	(1,702)
Accrued expenses	(282)	—

Net cash used in operating activities	(3,749)	(3,810)

Investing activities
Decrease (increase) in restricted cash	435,991	(436,501)
Capital expenditures	(515,815)	(54,197)
Purchase of other intangibles	—	(12,000)

Net cash used in investing activities	(79,824)	(502,698)

Financing activities
Proceeds from project financing	91,300	415,700
Proceeds from equity contributions	4,712	108,956
Financed capital expenditures	(10,406)	—
Financing fees	(479)	(17,221)

Net cash provided by financing activities	85,127	507,435

Total change in cash and cash equivalents	1,554	927
Cash and cash equivalents, beginning of period	927	—

Cash and cash equivalents, end of period	$2,481	$927

Supplemental disclosures
Interest paid, net of amount capitalized	$6,046	$—
Noncash increases (decreases) to property, plant and equipment and construction in progress:
Amortization of prepaid expenses	$1,451	$1,334
Amortization of financing costs	$465	$733
Accounts payable and accrued expenses	$65,934	$14,096
Asset retirement obligation	$2,322	$—
Other non cash investing and financing activities:
Cash grant receivable	$(111,933)	$—
Capital contribution of capitalized assets from Power	$17,343	$100,779
Capital contribution from noncontrolling interest	$9,000	$—
Return of capital to member	$(9,000)	$—
Financing fees paid by related party	$(5,626)	$—

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

(In Thousands of U.S. Dollars)

December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012

1. Summary of Significant Accounting Policies

Nature of Business

Imperial Valley Solar 1 Holdings II, LLC (IVS 1 Holdings II) is a holding company that through its subsidiaries (collectively, the Company), was formed for the purpose of developing, constructing, owning and operating a utility-scale photovoltaic solar energy project with a capacity of 266 megawatts (MW) located in Calexico, California, United States, known as Mount Signal Solar (MSS).

IVS 1 Holdings II, is wholly owned by SRP Power, LLC (Member), which is ultimately owned by Silver Ridge Power, LLC (SRP). SRP is a joint venture of The AES Corporation (AES Corp), and Riverstone/Carlyle Renewable Energy Partners II, LP (Riverstone). AES Corp and Riverstone are the ultimate controlling parties of the Company as they exercise joint control over SRP.

IVS 1 Holdings II was formed on September 24, 2012 at which point SRP Power, LLC contributed its existing equity interests in Imperial Valley Solar 1 Holdings, LLC (a subsidiary in which it held a controlling financial interest) to IVS 1 Holdings II, in exchange for equity interests in IVS 1 Holdings II. As a result, IVS 1 Holdings II became the owner of Imperial Valley Solar 1, LLC, an entity formed on April 9, 2012 for the purpose of developing, constructing, owning and operating the Mount Signal Solar (MSS) project.

The commercial operation of MSS is recognized in three phases: initial phase of 139 MW (Phase I), the second phase of 72.91 MW (Phase II), and the last phase of 54 MW (Phase III). Phase I and II of MSS were placed into service on November 22, 2013 and December 20, 2013, respectively. Phase III was still in construction at December 31, 2013 and was placed in service on March 4, 2014.

Basis of Preparation

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) as issued by the Financial Accounting Standards Board (FASB) and include all the accounts of the Company.

The consolidated financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

Principles of Consolidation

Subsidiaries are fully consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Investments in which the Company does not have control but has the ability to exercise significant influence are accounted for using the equity method of accounting. All intercompany balances, transactions, unrealized gains and losses resulting from intercompany transactions are eliminated in the accompanying consolidated financial statements.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The accompanying consolidated financial statements include the accounts and results of operations of IVS 1 Holdings II, its wholly owned subsidiaries and those entities in which the company has a controlling financial interest and which are required to be consolidated under applicable accounting standards. The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities such as variable interest entities (VIEs), through arrangements that do not involve controlling voting interests.

A VIE is an entity (i) that has a total equity investment at risk that is not sufficient to finance its activities without additional subordinated financial support or (ii) where the group of equity holders does not have (a) the ability to make significant decisions about the entity’s activities, (b) the obligation to absorb the entity’s expected losses or (c) the right to receive the entity’s expected residual returns; or (iii) where the voting rights of some equity holders are not proportional to their obligations to absorb expected losses, receive expected residual returns, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The determination of which party has the power to direct the activities that most significantly impact the economic performance of the VIE could require significant judgment and assumptions. That determination considers the purpose and design of the business, the risks that the business was designed to create and pass along to other entities, the activities of the business that can be directed and which party can direct them, and the expected relative impact of the activities on the economic performance of the business throughout its life.

The company has no VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates. The Company’s significant estimates include the carrying amount and the estimated useful lives of its long-lived assets; the fair value of financial instruments.

Concentration of Credit Risk

The Company is exposed to concentrations of credit risk primarily related to cash and cash equivalents and restricted cash. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institution and counterparties of the Company’s contracts.

The Company’s operations are concentrated within the United States, and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Cash and Cash Equivalents

The Company considers unrestricted cash on hand and deposits in banks to be cash and cash equivalents; such balances approximate fair value at December 31, 2013 and 2012. The Company has $2,481 and $927 cash and cash equivalents as of December 31, 2013 and 2012, respectively.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Restricted Cash

Restricted cash includes cash and cash equivalents that are restricted as to withdrawal or usage. The nature of restriction includes restrictions imposed by the financing agreement, power purchase agreement and debt service reserve. The construction disbursement account receives the proceeds of all construction loans and makes disbursements for the payment of construction costs.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews its accounts receivable for collectibility and records an allowance for doubtful accounts for estimated uncollectible accounts receivable. Accounts receivable are written off when they are no longer deemed collectible. Write-offs would be deducted from the allowance and subsequent recoveries would be added. The allowance is based on the Company’s assessment of known delinquent accounts, historical experience and other currently available evidence of the collectibility and the aging of accounts receivable. The underlying assumptions, estimates and assessments the Company uses to provide for losses are updated to reflect the Company’s view of current conditions. Changes in such estimates could significantly affect the allowance for losses. It is possible the Company will experience credit losses that are different from the Company’s current estimates. Based on the Company’s assessment performed at December 31, 2013, no allowance for doubtful accounts was necessary. The Company had no accounts receivable at December 31, 2012.

Income Taxes

The Company and its subsidiaries are limited liability companies treated as partnerships and single-member disregarded entities for U.S. income tax purposes. As such, U.S. federal and state income taxes are generally not recognized at the entity level but instead, income is taxed at the owner-member level. Accordingly, the Company and its subsidiaries do not have liabilities for U.S. federal or state taxes and, therefore, no current income taxes or deferred income taxes are reflected in these financial statements.

Noncontrolling Interest

Mount Signal Tax Equity Financing

On August 15, 2013, Imperial Valley Solar 1 Holdings, LLC (IVS1 Holdings), a subsidiary of the Company, entered into an arrangement that admitted a noncontrolling shareholder as a partner (tax equity investor) in the MSS Project, and received net proceeds of $9,000 on October 9, 2013 in return. IVS1 Holdings will receive an additional estimated $94,000 (Cash Grant Capital Contribution) upon satisfaction of a set of conditions precedent to this contribution. Under the terms of the arrangement, the tax equity investor will receive disproportionate returns on its investment of the profit or loss, and will share in the cash distributions from MSS. The preferential return period continues until the tax equity investor recovers its investment and achieves a cumulative after-tax return of 20%.

IVS1 Holdings currently estimates the preferential return period to end on December 31, 2023. The length of the preferential return period is dependent upon estimated future cash flows as well as projected tax benefits. At the end of the preferential return period, IVS1 Holdings will continue to share in the profit or loss and in the cash distributions at rates pursuant to the agreement with the tax equity investor. During and beyond the preferential return period, IVS1 Holdings retains a class of membership interests which provide it with day-to-day operational and management control of MSS. However, certain decisions require the approval of the tax equity investor.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Under the IVS1 Holdings tax equity structure, the Company is the managing member and responsible for the management of MSS. The tax equity member is viewed as a passive investor in MSS, although it is afforded certain rights related to major decisions. As the managing member, the Company is responsible for day-to-day operating decisions related to MSS and for preparing the annual operating and capital expenditure budgets. If a proposed operating budget exceeds the prior year’s budget by a certain percentage, the tax equity member has the right to veto the variation from budget. The tax equity member is also provided other customary protective rights.

Noncontrolling interests are classified as a separate component of equity in the consolidated balance sheets and consolidated statements of changes in equity. Additionally, net income and comprehensive income attributable to noncontrolling interests are reflected separately from consolidated net income and comprehensive income in the consolidated statements of operations and consolidated statements of changes in equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and noncontrolling interests. Losses continue to be attributed to the noncontrolling interests, even when the noncontrolling interests’ basis has been reduced to zero.

We determine the net income (loss) attributable to the controlling partner by deducting from net income (loss) the amount of net income (loss) attributable to the noncontrolling interest. The net income (loss) attributable to the noncontrolling interest represents the tax equity investors’ allocable share in the results of the MSS project. We have determined that the provisions in the Tax Equity Finance Arrangement represent a substantive profit sharing arrangement. We have further determined that the appropriate methodology for calculating the noncontrolling interest balance that reflects the substantive profit sharing arrangement is a balance sheet approach using the Hypothetical Liquidation at Book Value method, or HLBV method. We therefore use the HLBV method to determine the share of the results of the MSS Project attributable to the tax equity investor, which we record in our consolidated balance sheets as noncontrolling interest. The HLBV method determines the tax equity investor’s allocable share of the results of the MSS Project by calculating the net change in the tax equity investor’s share in the consolidated net assets of the MSS Project at the beginning and end of the period after adjusting for any transactions between the MSS Project and the MSS Project investors, such as capital contributions or cash distributions.

Property, Plant and Equipment

Property, plant and equipment (PPE) is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such costs include the costs of replacing component parts of the PPE and borrowing costs for long-term construction projects if the recognition criteria are met.

Land option payments are reclassified to PPE once the option is exercised. All other pre-development project costs are expensed during the pre-development sub-phase. Once the pre-development sub-phase is completed, a solar project advances to the development sub-phase, financing, engineering and construction phases. Costs incurred in these phases are capitalized as incurred and presented as Construction in progress (CIP). Payments for engineering costs, insurance costs, salaries, interest and other costs directly relating to CIP are capitalized during the construction period provided the completion of the project is deemed probable, or expensed at the time the Company determines that development of a particular project is no longer probable.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The continued capitalization of such costs was subject to ongoing risks related to successful completion, including those related to government approvals, siting, financing, constructing, permitting and contract compliance. Revenues earned before a project is placed in service are recorded as a reduction to the related project’s cost. Once a project is placed in service, all accumulated costs are reclassified from CIP to PPE, and become subject to depreciation or amortization. For the year ended December 31, 2013, the Company recorded $3,147 of revenues before project phases were placed in service. For the period from September 24, 2012 (Date of Inception) to December 31, 2012, the Company did not earn any revenue.

Many of the Company’s construction and equipment procurement agreements contain damage clauses relating to construction delays and contractually specified performance targets. These clauses are negotiated to cover lost margin or revenues from the Solar Projects in the event of nonperformance. Liquidated damages are those payments received from contractors that are related to a failure to meet contractually specified performance targets or completion dates prior to commercial operations and are recorded as a reduction to the cost of Solar Projects.

Assets related to the generation of energy are generally placed in service when the power plant is electrically and mechanically complete and is able to operate safely. The Company generally considers this milestone achieved when (i) the following items are completed: (a) inverters are calibrated and operating in accordance with manufacturing specifications, (b) isolation testing has been successfully completed, (c) generation equipment has been tested in accordance with manufacturer specifications, (d) preliminary load testing has been successfully completed and (e) electrical protection checking has been successfully completed and (ii) the plant is connected to the electrical grid. For large plants which may be commissioned in sections, a power plant may be placed in service in stages. Any shared assets will be placed in service when the first portion is placed in service.

Land owned by the Company is not depreciated. Land has an unlimited useful life. The Company’s depreciation of PPE is computed using the straight-line method over the estimated useful lives of the assets, which are accounted for on a component basis. At December 31, 2013, the useful lives of the Company’s components are as follows:

Panels	25 years
Structures	25 years
Inverters	25 years
Transformer	20-25 years
Other items	5 years
Leasehold improvements	Over the lesser of the useful life or the term of the land lease

Upon Phase I and II of MSS being placed in service during 2013, the depreciation of PPE commenced for each phase.

An item of PPE and any other significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the Consolidated Statements of Operations when the asset is derecognized. For the periods presented, the Company did not recognize any gain or loss on the derecognition of assets.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

All repair and maintenance costs that do not meet capitalization criteria are recognized in the Consolidated Statements of Operations as incurred.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Capitalized Interest

The Company capitalizes interest on borrowed funds used to finance capital projects. Capitalization is discontinued once a phase of the project is placed in service. The capitalized interest during construction is classified in CIP in the accompanying Consolidated Balance Sheets (see Note 3 – Construction in Progress). Once placed in service, the capitalized interest is classified in PPE in the accompanying Consolidated Balance Sheets (see Note 2 – Property, Plant and Equipment).

Asset Retirement Obligation

In accordance with the accounting standards for asset retirement obligations (AROs), the Company records the fair value of the liability for a legal obligation to retire an asset in the period in which the obligation is incurred if a reasonable estimate of fair value can be made.

When a new liability is recognized, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Accretion expense is calculated by applying the effective interest rate to the carrying amount of the liability at the beginning of each period and is included in cost of revenues in the accompanying Consolidated Statements of Operations. The effective interest rate is the credit-adjusted risk-free rate applied when the liability (or portion of the liability) was initially measured and recognized. Changes resulting from revisions to the timing or amount of the original estimates of cash flows are recognized as an increase or a decrease in the asset retirement cost and AROs.

The Company recognized an ARO as of December 31, 2013 related to the MSS project (see Note 12 – Asset Retirement Obligation).

Recoverability of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of the Company’s long-lived assets is considered impaired when their anticipated undiscounted cash flows are less than their carrying value. Impairment is measured as the difference between the discounted expected future cash flows and the assets’ carrying amount.

The Company’s long-lived assets are primarily comprised of property, plant and equipment and intangibles.

The Company has not recognized any impairment losses on its long-lived assets for the years ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Financing Costs

Financing costs are deferred and amortized over the related financing period using the effective interest method. The initial fees paid directly to the lenders under the nonrecourse agreement have been classified as debt discount and included in long-term debt on the Consolidated Balance Sheet. The amortization of deferred financing costs and debt discount is included as interest expense in the accompanying Consolidated Statements of Operations unless capitalized as part of PPE (see Note 11 – Long-Term Debt).

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of accounts due to vendors related to the Company’s operations and construction. The nature of these payables relates to costs for legal, maintenance, spare parts, administrative, and accrued construction and operation costs.

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases that do not meet such criteria are classified as operating leases. When the Company is the lessee, related rentals are charged to expense on a straight-line basis. As a lessee, the Company did not have any capital or operating leases as of December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012.

The Company is a lessor under the terms of a long-term PPA for the sale of electricity and green credits. The term of the PPA is for 25 years. Under this agreement, the Company will recognize revenue as energy is delivered (see Note 1 – Summary of Significant Accounting Policies – Revenue Recognition).

Fair Value

Fair value, as defined in the fair value measurement accounting guidance, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or exit price. The Company follows the fair value measurement accounting guidance for financial assets and liabilities and for nonfinancial assets and liabilities measured on a nonrecurring basis. The fair value measurement accounting guidance requires that the Company make assumptions market participants would use in pricing an asset or liability based on the best information available. Reporting entities are required to consider factors that were not previously measured when determining the fair value of financial instruments. These factors include nonperformance risk and credit risk. The fair value measurement guidance prohibits inclusion of transaction costs and any adjustments for blockage factors in determining the instruments’ fair value. The principal or most advantageous market should be considered from the perspective of the reporting entity.

Fair value, where available, is based on observable quoted market prices. Where observable prices or inputs are not available, several valuation models and techniques are applied. These models and techniques attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The process involves varying levels of management judgment, the degree of which is dependent on the price transparency of the instruments or market and the instruments’ complexity.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

To increase consistency and enhance disclosure of the fair value, the fair value measurement accounting guidance creates a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement, where Level 1 is the highest and Level 3 is the lowest. The three levels are defined as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

The Company is party to a PPA for the sale of electricity and green credits. The PPA has been evaluated and classified as an operating lease with a non-lease element. Thus, the Company recognizes revenue based upon rates specified in the PPA when the electricity is delivered. The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013.

Green credits are renewable energy certificates that are created based on the amount of renewable energy generated and are used to meet renewable energy portfolio standards of a jurisdiction. Pursuant to the accounting standards for revenue recognition, transfer is not considered to have occurred until the customer takes title to the product. The recognition of the sale of green credits is classified as Revenues in the accompanying Consolidated Statements of Operations. All the revenue recognized for the year ended December 31, 2013 was for electricity sales and green credits.

General and Administrative Expenses

General and administrative expenses include corporate and other expenses related to corporate staff functions and initiatives which include executive management, finance and accounting, legal, human resources and information systems.

Cash Grant

The Company recognizes government grants when there is reasonable assurance that both; the entity complied with all the conditions set forth by the respective government, and that the grant will be received. Government grants whose primary condition relates to the purchase, construction or acquisition of long-lived assets are recognized by reducing the asset by the grant amount. (See Note 6 – Cash Grant Receivable.)

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

2. Property, Plant and Equipment

Upon Phase I and II of MSS being placed in service during 2013, the total balance of CIP balance related to these phases as well as shared asset were reclassified to PPE and depreciation commenced.

	December 31,
	2013	2012
Land	$9,206	$9,206
Solar power generation equipment	512,318	—
Asset retirement costs	2,322	—
Office, furniture and equipment	112	—
Less: Accumulated depreciation	(1,943)	—

Total property, plant and equipment, net	$522,015	$9,206

Depreciation expense for the year ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012 was $1,919 and $0, respectively.

PPE reduced by $111,933 during the year ended December 31, 2013 for the amount of the Cash Grant Receivable (refer to Note 6 – Cash Grant Receivable).

All of the PPE was pledged as a security for the Company’s debt as of December 31, 2013 and 2012.

3. Construction in Progress

As of December 31, 2013, the Company had CIP of $126,073 related to the only remaining last phase of the MSS project (54 MW), while Phase I and Phase II of the Company’s solar project MSS were placed into service as of December 31, 2013. As of December 31, 2012, the Company had CIP of $140,633 related to all phases of MSS project. Capitalized costs in CIP included panels, compensation, insurance costs, capitalized interest and overhead costs related to persons directly involved in the development and/or construction of the MSS project.

Interest and certain fees deferred and amortized in connection with the Company’s debt have been capitalized during the period of construction. The Company capitalized interest in the amount of $25,336 and $1,653 during the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, respectively.

4. Intangible Assets

The Company has intangible assets of $34,547 and $34,484 as of December 31, 2013 and 2012, respectively. Intangible assets include land control rights, rights to an interconnection agreement, land permits and a power purchase agreement. Amortization expense related to intangible assets subject to amortization was $82 for the year ended December 31, 2013. There was no amortization expense for the year ended December 31, 2012. The following summarizes the estimated amortization expense for the years ended December 31, 2013 through December 31, 2018 and thereafter:

	2014	2015	2016	2017	2018	Thereafter	Total
Amortizable intangibles	$1,193	$1,247	$1,247	$1,247	$1,247	$28,366	$34,547

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The average useful life of intangible assets subject to amortization is 28 years.

5. Cash and Cash Equivalents and Restricted Cash

As of December 31, 2013 and 2012, the Company had cash and cash equivalents of $2,481 and $927, respectively. As of December 31, 2013 and 2012, the Company had restricted cash of $510 and $436,501, respectively. As of December 31, 2013 and 2012, restricted cash was held in a construction disbursement bank account administered by a financial institution on behalf of the Company for the payment of construction costs.

6. Cash Grant Receivable

On December 18, 2013, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 (Cash Grant) for the Phase I of the MSS project. The Company has concluded that conditions were met on December 18, 2013 for the recognition of the Cash Grant and the Company recognized a Cash Grant receivable of $111,933 with a corresponding reduction of property, plant and equipment. In March 2014, the Company received proceeds related to the Phase I Cash Grant receivable of $105,418. The Company expects to collect the remaining Phase I Cash Grant upon addressing US Treasury’s review questions.

7. Prepayments

Prepayments as of December 31, 2013 and 2012 were $3,731 and $16,745, respectively. As of December 31, 2013 and 2012, $2,929 and $14,935 of the prepayments related to financing costs related to MSS financial close and insurance, which had been recognized as a long-term prepaid because the related debt for these facilities has not yet been drawn. The remaining prepayments related to prepaid plant insurance and other expenses.

8. Accounts Payable

Accounts payable as of December 31, 2013 and 2012 were $1,081 and $16,213, respectively, and related to amounts owed to third parties for construction, operation and maintenance, legal and environmental costs.

9. Accrued Expenses

Accrued expenses as of December 31, 2013 and, 2012 were $81,790 and $1,524, respectively and are predominantly comprised of construction and operation costs not yet invoiced, consulting, audit fees and accrued interest.

10. Member’s Equity

The Company operates under the Operating Limited Liability Agreement (LLC Agreement) dated September 21, 2012. The authorized unit capital of the Company is 10 units.

At the closing of the financing for its MSS project in November 2012, the Company received an equity contribution of $108,955 in cash and an additional non-cash contribution for incurred project costs of $100,779.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Non-cash contribution to the Company included project rights and capitalized development and costs related to preparing the asset for its intended use. Project rights include land control rights, rights to an interconnection agreement, a power purchase agreement and land permits.

During 2013, the Company received additional capital contributions of $22,055, of which $4,712 was in cash and $17,343 was in a non-cash contribution for incurred project costs for MSS. In addition, the Company received a capital contribution $9,000 from its noncontrolling interest shareholder. For the year ended December 31, 2013, the Company has returned capital to Member of $9,000.

11. Long-Term Debt

In November 2012, the Company obtained financing for its MSS project. The financing arrangement included $415,700 in secured senior notes (Notes), a $220,000 cash grant bridge loan (CGBL) and a letter of credit facility (LC facility) of $79,640. The Company had fully drawn on the Notes as of December 31, 2012. The Notes are secured by a first priority security interest in the membership interests of the MSS project and all of its assets. The Notes bear interest at 6.00% and are due June 2038. Repayment of the Notes is scheduled to begin in the second half of 2014. The Notes are redeemable at the Company’s option, at par value plus accrued interest. Under the financing agreement for the notes, the Company is limited to the distribution of dividends until the project is in operation and all distribution requirements under the financing agreements are met.

The CGBL lenders have first priority on the proceeds from the cash grant. The CGBL will be repaid with the Cash Grant. The Company has applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 since commercial operation began on the first phase of the MSS project. During 2013, the Company started draws on the CGBL, as the proceeds from the Notes were fully utilized. As of December 31, 2013, the Company had an outstanding balance of $91,300 for CGBL. The CGBL has a fixed interest rate for each specific draw and bears interest at 3.35% to 3.37%.

As of December 31, 2013, the future maturities of the Notes and CGBL are as follows:

2014	$104,560
2015	13,147
2016	18,022
2017	14,022
2018	14,324
Thereafter	342,925

Total	$507,000

The LC facility allows the MSS project to issue letters of credit to certain of its counterparties. The LC facility is secured by a security interest in the MSS project and by a second priority interest in proceeds from the Grant. Upon obtaining the financing in 2012, MSS issued $41,347 of letters of credit from the LC facility, of which $34,847 is outstanding as of December 31, 2013. A Letter of Credit issued in 2012 in relation to the procurement of modules for $6,500 was released and cancelled during 2013. The company pays a commitment fee of 0.75% on the unused portion of the LC facility.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

12. Asset Retirement Obligation

As of December 31, 2013, the Company has recorded an ARO in the amount of $2,333 related to Phase I and II of the MSS project. The estimated liability is based on the future estimated costs associated with the dismantlement, demolition and removal of the solar power plant. The liability is calculated based on the following assumptions:

Estimated useful life	25 years
Inflation factor	2.19
Credit-adjusted risk-free discount rate	6%

The estimate of the ARO is based on projected future retirement costs and requires management to exercise significant judgment. Such costs could differ significantly when they are incurred.

For the year ended December 31, 2013, the Company recognized accretion expense of $11.

13. Fair Value

The fair value of current financial assets and liabilities and other deposits, approximates their reported carrying amounts due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan.

	December 31,
	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$2,481	$2,481	$927	$927
Restricted cash	510	510	436,501	436,501
Accounts receivable	2,871	2,871	—	—

Total assets	$5,862	$5,862	$437,428	$437,428

Liabilities
Accounts payable	$1,081	$1,081	$16,213	$16,213
Accounts payable – related parties	8,586	8,586	699	699
Accrued expenses	81,790	81,790	1,524	1,525
Long-term debt	500,005	488,864	414,463	415,700

Total liabilities	$585,185	$574,044	$432,899	$434,137

Valuation Techniques

The fair value measurement accounting guidance describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach would use prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach would use valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. All financial assets and liabilities (other than debt) are classified as Level 1 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Debt

The fair value of debt is estimated differently based upon the type of loan. For variable rate loans and fixed rate loans with maturity of less than one year, carrying value approximates fair value. The fair value of fixed rate loans is estimated using a discounted cash flow analysis. In the discounted cash flow analysis, the discount rate is based on the credit rating of the individual debt instruments, if available, or the credit rating of the subsidiary. If the subsidiary’s credit rating is not available, a synthetic credit rating is determined using certain key metrics, including cash flow ratios and interest coverage, as well as other industry-specific factors. For the year ended December 31, 2013 and 2012, the Company classified the debt as Level 3 and Level 2, respectively, in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments. The fair value of recourse and non-recourse debt excludes accrued interest at the valuation date.

The Company does not have any assets and liabilities that are measured at fair value on a recurring basis.

14. Related-Party Transactions

For the purpose of the financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company entered into management and operations agreements with U.S. Solar Services (USSS), a wholly owned company of SRP, to provide construction management and general and administrative services. In addition, the Company entered into a management service agreement with a related party, AES Solar Management, Inc., to provide management, business development, and general and administrative services. The Company is required to make payments within 30 days after invoices are received. During the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, the Company recorded $5,887 and $1,915 of management expenses with AES Solar Management, Inc. and USSS.

In addition, the Company has an increase in the related party payables of $6,093 which related to payments on its behalf by AES Solar Power, LLC for payments related to the inception of the noncontrolling interest for consultants and legal fees and payments for environmental insurance required to be held by the IVS1 Holdings.

15. Commitments and Contingencies

Capital Commitments

Upon the MSS project achieving financial close in 2012, certain conditions precedent were met resulting in the MSS project’s engineering procurement and construction contract (EPC) and panel supply agreement becoming effective. The total estimated contract value of the EPC contract as of December 31, 2012 was $360,360. In 2013, due to an EPC Settlement and change orders, the EPC contract increased an additional $4,677. As of December 31, 2013, $55,387 remains unpaid under the EPC agreement.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Operating Leases

The Company is obligated under certain long-term noncancelable operating leases related to land for its solar projects. Certain of these lease agreements contain renewal options and inflation-adjusted rent escalation clauses. The Company capitalized $391 and $79 for the years ended December 31, 2013 and 2012, respectively, related to land leases. Rent expense for the years ended December 31, 2013 and 2012 under the land agreements was $28 and $0, respectively.

Below is a summary of the Company’s future minimum lease commitments as of December 31, 2013:

	2014	2015	2016	2017	2018	Thereafter	Total
Land leases	$427	$436	$444	$453	$462	$12,189	$14,411

Letter of Credit

In the normal course of business, the Company may enter into various agreements providing performance assurance to third parties. Such agreements include letters of credit and are entered into primarily to support or enhance the creditworthiness of the Company by facilitating the availability of sufficient credit to accomplish the intended business purposes of the Company.

As discussed in Note 11 – Long-Term Debt, the LC facility allows the MSS project to issue letters of credit to certain counterparties. On behalf of the Company, a third party has posted several LCs totaling $34,847 to multiple beneficiaries. The letters of credit are required under the MSS project financing agreement to be posted during construction. The Company issued letters of credit for PPA, and interconnection studies and upgrades. The letters of credit are issued with a one-year maximum duration and extended for additional periods at the Company’s discretion. The others have expiration beyond December 31, 2013 and some will automatically renew unless the Company makes a notification.

Legal Proceedings

The Company does not have any legal proceedings that are currently pending. From time to time, the Company or its subsidiaries may be party to various lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of business. These actions may seek, among other things, compensation, civil penalties, or injunctive or declaratory relief.

Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. For the years ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012, there were no known environmental contingencies that required the Company to recognize a liability.

16. Subsequent Events

Subsequent events have been evaluated through June 13, 2014, the date these financial statements were available to be issued.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

On February 18, 2014 the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase II of the MSS project (Phase II Cash Grant). The Company has concluded that conditions were met on February 18, 2014 for the recognition of the Phase II Cash Grant and the Company recognized a Phase III Cash Grant receivable of $59,089 with a corresponding reduction of property, plant and equipment. On April 21, 2014, the Company received proceeds related to the Phase II Cash Grant receivable of $55,380. The Company expects to collect the remaining Phase II Cash Grant receivable upon addressing US Treasury’s review questions.

On March 31, 2014, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase III of the MSS project (Phase III Cash Grant). The Company has concluded that conditions were met on March 31, 2014 for the recognition of the Phase III Cash Grant and the Company recognized a Phase III Cash Grant receivable of $39,517 with a corresponding reduction of property, plant and equipment. On April 25, 2014, the Company received proceeds related to the Phase III Cash Grant receivable of $36,796. The Company expects to collect the remaining Phase III Cash Grant receivable upon addressing US Treasury’s review questions.

In 2014, the Company drew an additional $72,960 under the CGBL facility. On April 29, 2014, the CGBL facility was fully repaid with the Cash Grant proceeds. Additionally in 2014, the Company issued additional letter of credit of $12,747 under the LC Facility.

17,506,667 Shares

TerraForm Power, Inc.

Class A Common Stock

PROSPECTUS

            , 2015

PART II

Item 13. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions to be paid by us in connection with the sale of the shares of Class A common stock being registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$69,470
Legal fees and expenses	$150,000
Accounting fees and expenses	$275,000
Printing and engraving expenses	$250,000

Total	$744,470

Item 14. Indemnification of directors and officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated bylaws provides that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent sales of unregistered securities

Except as set forth below, we have not sold any securities, registered or otherwise, within the past three years, except for the shares issued upon our formation to our sole shareholder.

On January 29, 2014 and February 20, 2014, we issued 7,193 shares and 3,749 shares of our Class A common stock, respectively to certain individuals on account of their efforts in identifying potential projects for our portfolio. Following a stock split at the IPO, these holdings now represent 914,679 and 476,732 restricted shares of Class A common stock.

On January 31, 2014 and February 20, 2014, we granted an aggregate of 27,647 shares and 14,118 shares of restricted Class C common stock, respectively, to certain of our executives and other employees of SunEdison who provided services to us. These securities converted into a total of 3,586,174 restricted shares of Class A common stock at the IPO. These grants of restricted securities were made in the ordinary course of business and did not involve any cash payments from the recipients. The restricted securities did not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and were otherwise made in reliance upon Rule 701 under the Securities Act.

On July 23, 2014, we, pursuant to two private placements, sold and issued (i) 1,800,000 shares of our Class A common stock at the price of $25.00 per share to ACMF, pursuant to a Common Stock Purchase Agreement, dated as of July 3, 2014, between us and ACMF, and (ii) 800,000 shares of our Class A common stock at our IPO price of $25.00 per share to EverStream Opportunities Fund I, LLC pursuant to the Common Stock Purchase Agreement, dated as of July 3, 2014, between the Company and EverStream Opportunities, for aggregate gross proceeds of $65.0 million.

On July 23, 2014, pursuant to the Mt. Signal Contribution Agreement, dated as of July 23, 2014, by and among us, Terra LLC and Silver Ridge, Terra LLC issued 5,840,000 Class B units (and we issued a corresponding number of shares of Class B common stock) and 5,840,000 Class B1 units (and we issued a corresponding number of shares of Class B1 common stock), based on our initial public offering price of $25.00 per share, to Silver Ridge as consideration for the outstanding equity interests in Imperial Valley Solar 1 Holdings II, LLC, which owns the Mt. Signal Project. Silver Ridge distributed the Class B1 shares and Class B1 units to R/C US Solar Investment Partnership, L.P. and the Class B shares and Class B units to our Sponsor.

On November 26, 2014, we, pursuant to a series of subscription agreements substantively similar in substance and form, sold and issued a total of 11,666,667 shares of our Class A common stock in a private placement to certain eligible investors for an aggregate purchase price of $350 million, or $30.00 per share.

Except as otherwise indicated, we issued the securities described above to the respective purchasers in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. In that regard, we obtained representations from each of the purchasers that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that it had such knowledge and experience in financial or business matters that such purchaser was capable of evaluating the merits and risk of an investment in our securities.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TerraForm Power, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on March 13, 2015.

TERRAFORM POWER, INC.

By:	/s/ Carlos Domenech Zornoza
	Name:	Carlos Domenech Zornoza
	Title:	Chief Executive Officer

* * * * *

Each person whose signature appears below constitutes and appoints Ahmad Chatila, Carlos Domenech and Brian Wuebbels and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on March 13, 2015.

Signature	Title

/s/ Carlos Domenech Zornoza Carlos Domenech Zornoza	Chief Executive Officer and Director (principal executive officer)

/s/ Alejandro Hernandez Alejandro “Alex” Hernandez	Chief Financial Officer (principal financial officer)

/s/ Ahmad Chatila Ahmad Chatila	Director

/s/ Brian Wuebbels Brian Wuebbels	Director

/s/ Francisco Perez-Gundin Francisco “Pancho” Perez-Gundin	Director

/s/ Steven Tesoriere Steven Tesoriere	Director

/s/ Martin Truong Martin Truong	Director

/s/ Mark Lerdal Mark Lerdal	Director

/s/ Mark Florian Mark Florian	Director

/s/ Hanif Dahya Hanif “Wally” Dahya	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1(b)	Amended and Restated Certificate of Incorporation of TerraForm Power, Inc.

3.2(b)	Amended and Restated Bylaws of TerraForm Power, Inc.

4.1(a)	Specimen Class A Common Stock Certificate.

4.2(b)	Amended and Restated Operating Agreement of Terra LLC.

4.3(d)	First Amendment, dated as of December 3, 2014, to the Amended and Restated Operating Agreement of Terra LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1(d)	Management Services Agreement by and between Terra LLC and SunEdison, Inc.

10.2(b)	Project Support Agreement by and between TerraForm Power, Inc. and SunEdison, Inc.

10.3(b)	Repowering Services ROFR Agreement by and between TerraForm Power, Inc., Terra LLC, Terra Operating LLC and SunEdison, Inc.

10.4(e)	Amended and Restated Interest Payment Agreement, dated as of January 28, 2015, by and among Terra LLC, Terra Operating LLC, SunEdison, Inc. and SunEdison Holdings Corporation.

10.5(b)	Exchange Agreement by and among TerraForm Power, Inc., Terra LLC and SunEdison Inc.

10.6(b)	Exchange Agreement by and among TerraForm Power, Inc., Terra LLC and R/C US Solar Investment Partnership, L.P.

10.7(b)	Registration Rights Agreement by and between TerraForm Power, Inc. and SunEdison, Inc.

10.8(b)	Registration Rights Agreement by and between TerraForm Power, Inc. and R/C US Solar Invesmnet Partnership, L.P.

10.9(c)	Registration Rights Agreement, dated November 26, 2014, by and between TerraForm Power, Inc. and the purchasers of the shares party thereto.

10.10(a)	Form of Indemnification Agreement between TerraForm Power, Inc. and its directors and officers.

10.11(a)	Investment Agreement, dated as of March 28, 2014, by and among Terra LLC, Terra Operating LLC and SunEdison, Inc.

10.12†(a)	TerraForm Power, Inc. 2014 Second Amended and Restated Long-Term Incentive Plan.

10.13(a)	Common Stock Purchase Agreement, dated as of July 3, 2014, by and among TerraForm Power, Inc. and Altai Capital Master Fund, Ltd.

10.14(a)	Common Stock Purchase Agreement, dated as of July 3, 2014, by and among TerraForm Power, Inc. and Everstream Opportunities Fund I, LLC.

10.15(b)	Mt. Signal Contribution Agreement by and among TerraForm Power, Inc., Terra LLC and Silver Ridge Power.

10.16(b)	Letter Agreement Regarding the Call Right Assets, between TerraForm Power, Inc. and SunEdison, Inc.

10.17(d)	Purchase and Sale Agreement, dated October 29, 2014, by and between TerraForm CD Holdings Corporation, TerraForm CD Holdings GP, LLC, TerraForm CD Holdings, LLC and the other parties thereto.

10.18(d)	First Amendment, dated as of December 18, 2014, to Purchase and Sale Agreement, dated October 29, 2014, by and between TerraForm CD Holdings Corporation, TerraForm CD Holdings GP, LLC, TerraForm CD Holdings, LLC and the other parties thereto.

Exhibit Number	Description

10.19(d)	Purchase and Sale Agreement, dated November 17, 2014, by and between Terra LLC, TerraForm Power, Inc., First Wind Holdings, LLC, First Wind Capital, LLC, SunEdison, Inc. and the other parties thereto.

10.20(d)	Intercompany Agreement, dated November 17, 2014, by and between Terra LLC, SunEdison, Inc. and SunEdison Holdings Corporation.

10.21†(a)	Form of Restricted Stock Unit Award Agreement for employees.

10.22†(a)	Form of Restricted Stock Unit Award Agreement for directors.

10.23(b)	First Amendment to the Purchase and Sale Agreement, dated as January 28, 2015, among SunEdison, Inc., Terra LLC.

10.24(e)	Indenture, dated as of January 28, 2015, among Terra Operating LLC, the guarantors party thereto and U.S. Bank National Association, as trustee.

10.25(e)	Credit and Guaranty Agreement, dated as of January 28, 2015, among Terra Operating LLC, as borrower, Terra LLC, as a guarantor, certain subsidiaries of Terra Operating LLC, as guarantors, the lenders party thereto from time to time, and Barclays Bank PLC, as administrative agent and collateral agent.

10.26(e)	Registration Rights Agreement, dated as of January 29, 2015, among TerraForm Power, Inc., SunEdison, Inc., the holders of the Registrable Securities party thereto and Wilmington Trust, National Association, as collateral agent.

21.1(f)	List of subsidiaries of TerraForm Power, Inc.

23.1	Consent of KPMG LLP - TerraForm Power, Inc.

23.2	Consent of Ernst & Young LLP - Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries (Mt. Signal)

†	Indicates exhibits that constitute compensatory plans or arrangements.
(a)	Incorporated by reference to our Registration Statement on Form S-1, File No. 333-196345.
(b)	Incorporated by reference to our Current Report on Form 8-K, filed on July 25, 2014.
(c)	Incorporated by reference to our Current Report on Form 8-K, filed on November 26, 2014.
(d)	Incorporated by reference to our Registration Statement on Form S-1, File No. 333-200830.
(e)	Incorporated by reference to our Current Report on Form 8-K, filed on February 3, 2015.
(f)	Incorporated by reference to our Annual Report on Form 10-K, filed on March 13, 2015.